                                                                   EXHIBIT 99.1



                               KMART CORPORATION,

                                                   Tenant,

                                      and

                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION

                      (solely as Owner Trustee under Trust
              Agreement with RETRAM, Inc., a Delaware Corporation,
                             as Owner Participant)

                                                   Landlord.

                                    LEASE

                             Kmart Store No.:  7432
                         Location:  Watertown, New York
                            Owner Trust No.:  1993-3

                         Dated as of December 15, 1993

                               TABLE OF CONTENTS


Section                                                                                            Page
- -------                                                                                            ----
 1.                  DEMISED PREMISES . . . . . . . . . . . . . . . . . . . . .  1

 2.                  TERM . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

 3.                  BASIC AND ADDITIONAL RENT  . . . . . . . . . . . . . . . .  2

 4.                  NET LEASE; NON-TERMINATION . . . . . . . . . . . . . . . .  5

 5.                  ECONOMIC ABANDONMENT . . . . . . . . . . . . . . . . . . .  6

 6.                  NO CONTINUOUS OPERATION  . . . . . . . . . . . . . . . . .  8

 7.                  REAL ESTATE TAXES  . . . . . . . . . . . . . . . . . . . .  8

 8.                  LIABILITY INSURANCE  . . . . . . . . . . . . . . . . . . .  15

 9.                  OPTIONS TO EXTEND LEASE  . . . . . . . . . . . . . . . . .  16

10.                  REPAIRS AND MAINTENANCE  . . . . . . . . . . . . . . . . .  17

11.                  ALTERATIONS AND ADDITIONAL CONSTRUCTION  . . . . . . . . .  19

12.                  UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . .  20

13.                  GOVERNMENTAL REGULATIONS . . . . . . . . . . . . . . . . .  20

14.                  LANDLORD TO GRANT EASEMENTS, DEDICATIONS, ETC. . . . . . .  21

15.                  INSURANCE; DAMAGE TO DEMISED PREMISES  . . . . . . . . . .  22

16.                  EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . .  24

17.                  INSURANCE PROCEEDS, CLAIMS SETTLEMENT  . . . . . . . . . .  26

18.                  USE, ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . .  29

19.                  SIGNS  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

20.                  INGRESS AND EGRESS; LIENS  . . . . . . . . . . . . . . . .  30

21.                  TENANT DEFAULTS  . . . . . . . . . . . . . . . . . . . . .  31

22.                  LANDLORD REMEDIES  . . . . . . . . . . . . . . . . . . . .  32

23.                  BANKRUPTCY . . . . . . . . . . . . . . . . . . . . . . . .  34

24.                  COVENANT OF TITLE  . . . . . . . . . . . . . . . . . . . .  34

25.                  LANDLORD EXCULPATION . . . . . . . . . . . . . . . . . . .  34

26.                  REMEDIES CUMULATIVE  . . . . . . . . . . . . . . . . . . .  34

27.                  ESTOPPEL LETTERS . . . . . . . . . . . . . . . . . . . . .  35

28.                  CONDITION OF PREMISES AT TERMINATION . . . . . . . . . . .  35

29.                  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . .  36

30.                  NOTICE OF ENVIRONMENTAL MATTERS  . . . . . . . . . . . . .  37

31.                  ENTRY BY LANDLORD  . . . . . . . . . . . . . . . . . . . .  38

32.                  CAPTIONS AND DEFINITIONS . . . . . . . . . . . . . . . . .  38

33.                  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . .  38

34.                  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . .  38

35.                  INDEPENDENT COVENANTS  . . . . . . . . . . . . . . . . . .  38

36.                  CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . . . .  39

37.                  WAIVER AND MODIFICATIONS . . . . . . . . . . . . . . . . .  39

38.                  MEMORANDUM OF LEASE  . . . . . . . . . . . . . . . . . . .  39

39.                  HAZARDOUS MATERIALS  . . . . . . . . . . . . . . . . . . .  39

40.                  PRIVATE COMPANY FINANCIAL STATUS . . . . . . . . . . . . .  40

41.                  TENANT'S PURCHASE OFFER  . . . . . . . . . . . . . . . . .  41

42.                  PROPERTY SUBSTITUTION  . . . . . . . . . . . . . . . . . .  42

43.                  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT  . . . . . . . .  43

44.                  NO MERGER OF TITLE . . . . . . . . . . . . . . . . . . . .  43

45.                  OWNERSHIP OF THE LEASED PROPERTY . . . . . . . . . . . . .  43

46.                  PROCEDURE FOR APPRAISALS . . . . . . . . . . . . . . . . .  44

47.                  SURVIVAL OF TENANT'S OBLIGATIONS . . . . . . . . . . . . .  45

48.                  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . .  45

49.                  LIABILITIES OF LANDLORD  . . . . . . . . . . . . . . . . .  45

                                     SCHEDULES AND EXHIBITS

                     Exhibit A                 Legal Description

                     Exhibit B                 Depiction of Site

                     Exhibit C                 Rents and Rent Payment Dates

                     Exhibit C-1               Landlord's Debt

                     Exhibit C-2               Rental Adjustment Certificate

                     Exhibit D                 Termination Value

                     Exhibit E                 Form of Estoppel Letter

                                     LEASE

                     THIS LEASE made and entered into as of this 15th day of December, 1993, between SHAWMUT BANK CONNECTICUT, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as trustee under Trust Agreement of even date herewith, having its principal office at 777 Main Street, Hartford, Connecticut 06115 ("Landlord"), and KMART CORPORATION, a Michigan corporation having its principal office at 3100 West Big Beaver Road, Troy, Michigan 48084 ("Tenant").

                                   RECITALS:

                     A. By Agreement for Sale of Real Estate of even date herewith ("Purchase Agreement"), Tenant has sold to Landlord for the benefit of RETRAM, Inc., a Delaware corporation ("Owner Participant"), an Estate for Years interest in certain properties including the Land as herein defined and a fee interest in the site and building improvements and certain personalty thereon, and has sold to FGHK, Ltd., A Wyoming Limited Liability Company ("Remainder Purchaser") a remainder interest in such Land;

                     B. Tenant desires and Landlord has agreed to lease back the Demised Premises to Tenant on the terms and conditions hereinafter set forth.

                     NOW, THEREFORE, in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

                     1.     Demised Premises.

                            (a)    Landlord does demise unto Tenant and Tenant
does take from Landlord for the lease term all of Landlord's right, title and interest in the following property: the land as legally described in Exhibit A, attached hereto and made a part hereof, and situated in the City of Watertown, County of Jefferson, State of New York and depicted on Exhibit B attached hereto and made a part hereof ("Land"), the building (designated Kmart), personalty and all site improvements now or hereafter constructed or located thereon, together with all licenses, rights, privileges and easements appurtenant thereto.

                            The building, site improvements and certain
personalty together with all of Landlord's right, title and interest therein and in the Land, shall be herein collectively referred to as the "Demised Premises."

                            (b)    Tenant hereby acknowledges and agrees that
the Demised Premises are let by Landlord in an "as is" condition without any warranty, express or implied, of habitability or fitness for any particular purpose and without representation or warranty with regard to any latent or patent faults or defects therein or as to the value or operation thereof.

                     2.     Term.

                            The interim term of this Lease ("Interim Term")
shall commence on the date hereof and shall terminate on June 30, 1994 and the base term of this Lease ("Base Term") shall commence on July 1, 1994 and terminate on December 31, 2018; provided, however, the Lease Term may be extended as provided in Article 9 hereof. The phrase "Lease Term," as used in this Lease, shall be the Interim Term and Base Term of this Lease together with any extension thereof pursuant to Article 9.

                     3.     Basic and Additional Rent.

                            (a)    Tenant shall pay by wire transfer of funds
to Landlord or its designee, at such place as Landlord shall designate in writing from time to time, (i) rent during the Interim Term ("Interim Rent") on the first day of each month ("Interim Rent Payment Dates") as set forth in Exhibit C attached hereto and made a part hereof; and (ii) rent during the Base Term and during any extended term pursuant to Article 9 ("Basic Rent") in such amounts and semiannually on such dates ("Rent Payment Dates") as set forth in Exhibit C. No Basic Rent shall be due and payable during the Interim Term. Tenant shall also pay during the Lease Term all amounts of Additional Rent as and when due. Interim Rent, Basic Rent and Additional Rent are referred to herein collectively as "Rent."

                            "Additional Rent" shall mean:  (i) all other
monetary obligations of Tenant hereunder of any nature or type whatsoever, including but not limited to payment of taxes, insurance, expenses for repairs, maintenance and replacements and an amount equal to any Make-Whole Premium and Break Amount (each as hereinafter defined) expressly required to be paid under this Lease, (ii) Tenant's share of expenses under the Obligation Documents (as hereinafter defined), (iii) all expenses in connection with a Rental Adjustment (as defined in the Purchase Agreement and referenced below) other than any amounts payable by Landlord or Owner Participant under the Purchase Agreement,
(iv) Initial Loan Participant Expenses, Trustee Expenses and Issuer Expenses (each as defined below), and (v) amounts due and payable by Tenant under that certain Master Indemnification Agreement and that certain Tax Indemnification Agreement, each of even date herewith (collectively, "Indemnification Agreements"). Notwithstanding the foregoing sentence, to the extent that any amounts relate to a property other than the Demised Premises, such amounts shall not be treated as Additional Rent hereunder.

                            Initial Loan Participant Expenses shall mean all
commitment, facility, administrative, syndication and other fees and expenses of Initial Loan Participant under that certain Multi-Party Agreement of even date herewith by and among Landlord, Tenant, Owner Participant, Note Trustee, Remainder Purchaser and Initial Loan Participant.

                            Trustee Expenses shall mean (i) the ordinary and
extraordinary fees and expenses of Landlord as Owner Trustee ("Owner Trustee") under that certain Trust Agreement with Owner Participant of even date herewith ("Trust Agreement"), but not including fees and expenses incurred as a result of Owner Participant's or Owner Trustee's breach of their obligations under the Operative Documents as defined in the Purchase Agreement; (ii) the ordinary and extraordinary fees and expenses of Bank of New York, as trustee ("Note Trustee") under that certain Indenture with Landlord of even date herewith ("Note Indenture"), but excluding any principal or interest payments, or (except as otherwise expressly identified herein as Additional Rent) Make-Whole Premium, Break Amount or penalties on Landlord's indebtedness evidenced by the
Note Indenture or contemplated by Article 8 of the Multi-Party Agreement ("Landlord's Debt"); and (iii) the ordinary and extraordinary fees and expenses of

Bank of New York, as trustee ("Bond Trustee") under that certain Collateral Trust Indenture intended to be entered into pursuant to the terms and conditions of the Multi-Party Agreement ("Bond Indenture") with Issuer (as defined below) in connection with the Refunding Notes (as defined in the Purchase Agreement), but excluding any principal, interest, prepayment premiums or penalties on the Issuer's indebtedness evidenced by the Bond Indenture.

                            Issuer Expenses shall mean the ordinary and
extraordinary fees and expenses of FGHK, Inc., a New York corporation, as issuer of certain secured lease bonds ("Issuer"), to maintain its corporate existence and required qualifications to consummate the transactions contemplated by, and to perform its obligations under, the Bond Indenture and other Operative Documents, but shall not include any salaries or wages or other payments to its administrator or employees, if any.

                            (b)    In the event any Rent payable to Landlord is
not received by Landlord on the due date therefor, a late charge shall be incurred and shall be paid as Additional Rent hereunder on the amount due from the due date therefor to the date of payment thereof in an amount equal to one percent (1%) above the weighted average annual coupon rate of interest on Landlord's Debt outstanding at the time such amount was due. Such charge at such rate is referred to herein as the "Default Rate." At any time that Landlord's Debt is no longer outstanding, the Default Rate shall equal an annual rate of eight and one-half percent (8-1/2%).

                            (c)    Tenant covenants to Landlord and Note
Trustee that (i) as of the date hereof and as of the date of each Rental Adjustment (as referenced below), each installment of Interim Rent and Basic Rent as of the due date of such installment as set forth on Exhibit C hereto is, and shall be, at least equal to the amount of principal and interest on the Landlord's Debt as set forth on Exhibit C-1 required to be paid by Landlord under the Note Indenture (as in effect on the date hereof) on the due date of such installment of Interim Rent and Basic Rent; and (ii) as of the date hereof, the date of each Rental Adjustment (as referenced below) and the date of each Termination Value adjustment pursuant to Article 16(d), the sum of all Interim Rent and Basic Rent payable in arrears on such date together with each Termination Value set forth on Exhibit D hereto is, and shall be, sufficient to enable Landlord to pay in full, as of the date of payment thereof, the aggregate unpaid principal of the outstanding Landlord's Debt required to be paid by Landlord as of such date under the Note Indenture (as in effect on the date hereof), together with all unpaid interest thereon accrued to the date on which such amount is paid.

                            (d)    In the event that a Rental Adjustment shall
be required pursuant to and in accordance with Section 4(B) of the Purchase Agreement, Landlord and Tenant shall execute and deliver (i) to each other and to Note Trustee a supplement to the Lease, to reflect such adjustment, provided that such adjustment shall be effective for all purposes of this Lease regardless of whether such supplement is actually executed and delivered, and
(ii) to Note Trustee, a certificate substantially in the form of Exhibit C-2 hereto. "Rental Adjustment" shall have the meaning set forth in Section 4(B)(1) of the Purchase Agreement and shall include adjustment of Termination Values pursuant to such Section.

                            (e)    Notwithstanding the foregoing paragraph, if,
solely as a result of any Rental Adjustment caused by the occurrence of an event described in clause (i) of

Section 4(B)(1) of the Purchase Agreement, the Base Term Basic Rent as adjusted exceeds an amount equal to 9% per annum of the Property Cost identified on Schedule C to the Purchase Agreement and Landlord shall not have waived any such adjustment in excess of 9%, Tenant shall have the right to make a rejectable offer to purchase the Demised Premises ("Tenant's Purchase Offer") by written notice to Landlord within ninety (90) days after the date on which the amount of the Rental Adjustment is conclusively determined pursuant to
Section 4(B)(3) of the Purchase Agreement. Tenant's Purchase Offer shall be made in accordance with Article 41 of this Lease.

                            (f)    Each installment of Interim Rent and Basic
Rent shall be increased or decreased, as the case may be, by the Rent Differential. For purposes hereof, "Rent Differential" shall mean, as of any Interim Rent Payment Date or Rent Payment Date or the date of any refinancing pursuant to Article 8 of the Multi-Party Agreement, the difference between (i) the aggregate amount of interest due, unpaid and payable on such date (calculated on a basis of a day year and actual days elapsed) on the Landlord's Debt for the Interest Period (as defined in the Note Indenture) then ending and
(ii) the aggregate amount of interest on the Landlord's Debt that would have been due and payable on such date for the Interest Period then ending if the Landlord's Debt had at all times during such Interest Period borne interest at the rates set forth on Exhibit C-1 hereto relating to such period (in each case computed on the basis of a 360-day year and actual days elapsed). As of any Interim Rent Payment Date or Rent Payment Date, (A) if the amount determined in accordance with clause (i) of the immediately preceding sentence shall be greater than the amount determined in accordance with clause (ii) of such sentence, the amount of Interim Rent or Basic Rent due on such date shall be increased by the Rent Differential, and (B) if the amount determined in accordance with such clause (ii) shall exceed the amount determined in accordance with such clause (i), the amount of Interim Rent or Basic Rent due on such date shall be decreased (but not below zero) by the Rent Differential. Landlord shall notify Tenant, solely for purposes of the calculation of the applicable Rent Differential, not less than two (2) days prior to each Interim Rent Payment Date or Rent Payment Date, of the aggregate amount of interest on the Landlord's Debt as specified to Landlord by Initial Loan Participant or any subsequent holder of Landlord's Debt which will be due and payable on such date. Tenant shall notify Note Trustee, Landlord and Owner Participant on each Interim Rent Payment Date and Rent Payment date of the Rent Differential component, if any, of its installment of Interim Rent or Basic Rent on such date. For purposes hereof, Interest Period shall mean with respect to each Rent Payment Date, the period from and including the prior Interim Rent or Rent Payment Date to but excluding such Interim Rent Date or Rent Payment Date.

                   4.       Net Lease; Non-Termination.

                            (a)    Tenant acknowledges and agrees that this
Lease is an absolute net lease. All monetary obligations under this Lease, including, but not limited to, payment of all Rent shall be paid by Tenant without notice, demand, setoff, counterclaim, abatement, deduction or defense. Tenant shall have no right to terminate this Lease (except as expressly provided in Articles 3, 5, 15, 16 and 18 hereof) nor shall Tenant be entitled to any abatement or reduction of Rent hereunder except to the extent this Lease is terminated as expressly provided in Articles 3, 5, 15, 16 and 18 hereof), nor shall the obligations of Tenant under this Lease be affected, by reason of:
(i) any damage to or destruction of all or any part of the

Demised Premises from whatever cause, (ii) the taking of the Demised Premises or any portion thereof by eminent domain or other taking by a party empowered with the authority of eminent domain, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Demised Premises, or any interference with such use, (iv) any default on the part of Landlord under this Lease, (v) any eviction by a holder of paramount title or otherwise, (vi) any purported merger of estates resulting from Tenant's acquisition or ownership of all or any part of the Demised Premises otherwise than as expressly provided herein, or (vii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding.

                            (b)    Tenant agrees that it will remain obligated
under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or void this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successors in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

                   5.       Economic Abandonment.

                            (a)    Notwithstanding anything contained in this
Lease to the contrary, Landlord and Tenant acknowledge that it is possible that, during the Base Term of this Lease, due to changes in the conduct of Tenant's business or other factors, the Demised Premises may become obsolete or may no longer be economic for Tenant's use and occupancy. Therefore, on any Rent Payment Date on and after the 10th year and before the expiration of the Base Term upon determination by Tenant that the Demised Premises are obsolete or are no longer economic because of reasons as stated hereinabove, provided no Event of Default has occurred and is continuing, Tenant may, by providing at least twelve (12) months and not more than eighteen (18) months notice to Landlord ("Notice of Termination"), terminate this Lease on the Rent Payment Date specified in such notice ("Termination Date"). Such notice may be revoked by Tenant on not more than two occasions during the Lease Term provided such revocation shall have been made not less than ninety (90) days prior to the Termination Date and provided further that Landlord shall not have accepted Tenant's request to terminate the Lease and to return the Demised Premises to Landlord by delivering written notice of acceptance to Tenant within one hundred (100) days after its receipt of Notice of Termination ("Landlord's Acceptance"). Tenant's Notice of Termination shall be accompanied by a certificate, signed and sworn to by a duly authorized and acting officer of Tenant, stating that Tenant has made the determination that the Demised Premises are no longer suitable and reciting the reasons for such determination.

                            (b)    If Landlord's Acceptance has not been made,
Tenant, as non-exclusive agent for Landlord, shall use its reasonable efforts at its own expense on behalf of Landlord to obtain cash bids for the purchase of all of Landlord's right, title and interest in the Demised Premises from persons other than Tenant or any of its affiliates. Landlord shall also have the right to obtain cash bids for the purchase thereof, either directly or through Landlord's agents. Tenant shall certify to Landlord in writing the amount and terms of each bid received by Tenant and the name and address of the person submitting a bid.

                            (c)    If Landlord's Acceptance has not been made,
on the Termination Date Landlord shall (subject to Tenant's receipt in immediately available funds of the net sales price on such date for the benefit of Landlord and Tenant's payment of all additional payments specified in clauses (A), (B), (C), (D) and (E) below), without recourse or warranty, sell all of its right, title and interest in the Demised Premises to the bidder which shall have submitted the highest all cash bid prior to such date. On the Termination Date, the total sales price realized at such sale net of all expenses incurred by Landlord shall be paid to Tenant and Tenant shall pay to Landlord (or, in the case of Additional Rent, to Landlord or the person entitled thereto) the sum of (A) the Termination Value of the Demised Premises determined as of the Termination Date, plus (B) the excess, if any, of the net sales price of the Demised Premises over such Termination Value, plus (C) all Basic Rent due and unpaid to and including the Termination Date (other than any portion of Basic Rent payable in advance on the Termination Date), plus (D) all Additional Rent owing by Tenant to and including the Termination Date, plus (E) an amount equal to the Make-Whole Premium and Break Amount (as defined in the Note Indenture), if any, on Landlord's Debt.

                            (d)    In the event Landlord's Acceptance has been
made, on the Termination Date Tenant shall pay to Landlord solely the amounts set forth in clauses (C), (D) and (E) of the preceding paragraph. Upon receipt by Landlord of such amounts and upon compliance by Tenant with Article 28 hereof, this Lease shall terminate.

                            Landlord shall use its best efforts to determine
any non-compliance with Article 28 hereof and shall give notice of any such non-compliance within thirty (30) days after Landlord's Acceptance. Any such notice or any failure to give such notice shall not impair Landlord's right to give Tenant further notices of non-compliance with Article 28 until the Lease terminates in accordance with the immediately preceding paragraph.

                            (e)    If Landlord's Acceptance has not been made
and a sale shall not have occurred as of the Termination Date, Landlord shall have the option of either (i) transferring the Demised Premises on the Termination Date without recourse or warranty to Tenant in which event Tenant shall pay to Landlord (or, in the case of Additional Rent, to Landlord or the person entitled thereto) the amounts set forth in clauses (C), (D) and (E) of paragraph (c) above together with the higher of the (x) then fair market sales value of the Demised Premises as agreed to by the parties or as determined by an appraisal reasonably satisfactory to Landlord and Tenant obtained at Landlord's sole cost and expense, to be performed in accordance with Article 46 hereof, or (y) Termination Value of the Demised Premises determined as of the Termination Date, or (ii) retaining the Demised Premises on the Termination Date, in which case Tenant shall pay to Landlord on such date solely the amounts set forth in clauses (C), (D) and (E) of paragraph (c) above. Upon receipt by Landlord of such amounts and upon compliance by Tenant with Article 28 hereof, this Lease shall terminate. In the event Landlord elects to transfer the Demised Premises to Tenant on the Termination Date, it shall transfer all of its right, title and interest in the Demised Premises in an "as is" condition without warranty, except that the Demised Premises shall be free and clear of Lessor Liens.

                            For purposes of this Lease, "Lessor Liens" shall
mean liens on or against the Property, the Lease, the Trust Estate (as defined in the Purchase Agreement) or any payment of Rent (a) which result from any act of, or any claim against, Landlord (in its individual capacity or in its trust capacity) or Owner Participant unrelated to the transactions contemplated by the Purchase Agreement, or (b) which result from any violation by Landlord (in its individual capacity or in its trust capacity) or Owner Participant of any of the terms of the Operative Documents, or (c) which result from liens in favor of any taxing authority by reason of any Tax owed by Landlord (in its individual capacity or in its trust capacity) or Owner Participant, the payment of which is not the obligation of Tenant or Kmart Corporation ("Kmart") under the Operative Documents, or (d) which evidence or secure Landlord's Debt.

                            (f)    Landlord shall be under no duty to solicit
bids, or to inquire into the efforts of Tenant to obtain bids or otherwise to take any action in connection with any sale hereunder other than to sell the Demised Premises to the highest independent third party bidder in accordance with the terms hereof. In the event that Tenant terminates this Lease under this Article 5, Tenant shall not use the Demised Premises for any purpose.

                   6.       No Continuous Operation.

                            Nothing contained in this Lease shall be construed
to be a covenant or other obligation on the part of Tenant, either express or implied, to operate a business at the Demised Premises, except as the same may be required by Laws or by any agreement Tenant is required to comply with pursuant to Article 10(b) hereof.

                   7.       Real Estate Taxes.

                            (a)    Tenant shall pay and discharge all ad
valorem real estate taxes or other taxes in the nature thereof and all assessments, general or specific (regardless how named or denominated), levied or imposed against or with respect to (i) the Demised Premises or any part thereof or interest therein or any addition, alteration, modification or improvement thereto, (ii) the Remainder Interest, (iii) the Rent, or (iv) Landlord's interest in this Lease or in the Demised Premises, including, in each case, any interest, penalties and additions to tax relating to such taxes or assessments (collectively referred to as "Property Assessments") at any time prior to, during or with respect to any period ending on or prior to, or resulting from or attributable in any respect to acts or events occurring on or prior to or relating to payments made by Tenant under the Operative Documents (as defined in the Purchase Agreement) at any time prior to or after, the later of (x) the expiration or earlier termination of the Lease and (y) Tenant's actual return of possession of the Demised Premises in accordance with this Lease.

                            (b)    Tenant shall also pay and discharge all
taxes, levies, charges, licenses, fees, imposts, duties, withholdings, liabilities, costs, expenses or assessments of the United States of America or any state or political subdivision or taxing authority thereof or therein (including any interest, penalties and additions to tax thereon or thereto), which are levied, assessed or imposed on Landlord, Tenant, the Demised Premises or any part thereof or interest therein or any addition, alteration, modification or improvements thereto, the Remainder Interest or the Rent payable hereunder including, without limitation, taxes or such other amounts that are or are in the nature of sales, use, rental, value added and transfer taxes, and any and all water, sewer or other such charges, excises, levies, fees, licenses, duties, withholdings, permits, inspections, real property franchise charges and other governmental charges of every character (in each case, regardless how named or denominated) which, at any time prior to, during or with respect to any period ending on or prior to, or resulting from or attributable in any respect to acts or events occurring on or prior to or relating to payments made by the Tenant under the Operative Documents at any time prior to or after, the later of (x) the expiration or earlier termination of the Lease and (y) the Tenant's actual return of possession of the Demised Premises in accordance with this Lease, may be levied, assessed or imposed on or in connection with or with respect to, the Demised Premises, or any estate, right, title or interest therein, or any occupancy, operation, leasing, subleasing, use or possession of, or sales from, or other activity conducted on the Demised Premises, any addition, alteration, modification or improvement thereto, the Remainder Interest, this Lease, the Rent or otherwise with respect to or in connection with the transactions contemplated by this Lease. Any such taxes, levies, charges, assessments or other amounts payable by Tenant hereunder together with Property Assessments payable by Tenant hereunder shall be referred to as "Assessments" for all purposes of this Lease.

                            (c)    Nothing in paragraphs (a) and (b) shall
require Tenant to pay or reimburse Landlord for the payment of (w) any federal, state or municipal net income tax, or any net profit, inheritance, estate, succession, gift, or franchise tax (regardless how named or denominated) except for any such tax (i) which is in Direct Substitution (which Direct Substitution is documented by published administrative regulation, fiat or other official ruling, notice or release of any kind and/or in a statutory enactment or legislative history thereof by the state or political subdivision which enacted and/or levied any such tax) for any Assessment which Tenant is obligated to pay under this Lease, (ii) which is, or is in the nature of, a real property franchise charge, or a sales, use, rental, property, value added, or transfer tax, (iii) which is necessary to make any payments hereunder on an After-Tax Basis (as defined in the Master Indemnification Agreement) (x) any transfer tax imposed upon the sale of all or a part of the Demised Premises by Landlord except for (i) a sale and transfer pursuant to Tenant's Purchase Offer set forth in Articles 3, 5, 15, 16, 18, 22 or 41 hereof or any sale to a third party under Article 5 hereof, (ii) any disposition or transfer resulting in connection with Articles 10, 11, 14, 18 or 42 hereof, and (iii) a transfer in connection with an Event of Default hereunder, (y) any tax, assessment, charge or levy imposed or levied upon or assessed against any property, any income or any business activity of Landlord to the extent such tax, assessment, charge or levy would have been imposed or levied in the absence of the transactions contemplated by the Operative Documents (including any intangibles tax imposed with respect to any debt or investment paper of the Landlord that is unrelated to the transactions contemplated by the Operative Documents or the Owner Participant's Financing (as defined in the Master Indemnification Agreement) or
(z) with respect to Landlord, any tax resulting from the willful misconduct (including fraud) or gross negligence of Landlord.

                            (d)    The date of levy of all Assessments shall be
deemed to be the earlier of the due date for such Assessment or the date specified by each applicable taxing jurisdiction on which such taxes shall become a lien on the Demised Premises. Tenant's liability and obligation hereunder to pay such Assessments shall be fully accrued, fixed and final on the date of levy thereof subject to the rights to contest any such Assessments provided in this Article 7. In the event any such Assessments shall under law be payable to the applicable taxing authority in a lump sum or on an installment basis, Tenant shall have the sole right to elect the basis of legal payment. If Tenant shall elect to pay such Assessments on the installment basis, then Tenant shall pay those installments which relate to Assessments payable by Tenant hereunder directly to the applicable taxing authority.

                            (e)    (1)     If any written claim shall be made
against Landlord or if any proceeding shall be commenced against Landlord (including a written notice of such proceeding) for any Assessments as to which Tenant may be obligated pursuant to this Article 7, Landlord shall promptly notify Tenant in writing and shall not take any action with respect to such claim, proceeding or Assessments without the written consent of Tenant, which consent shall not be unreasonably withheld or delayed, for 60 days after the receipt of such notice by Tenant; provided, however, that, in the case of any such claim or proceeding, if Landlord shall be required by law or regulation to take action prior to the end of such 60-day period, Landlord shall in such notice to Tenant, so inform Tenant, and Landlord shall not take any action with respect to such claim, proceeding or Assessment without the written consent of Tenant, which consent shall not be unreasonably withheld or delayed, for 10 days after the receipt of such notice by Tenant unless Landlord shall be required by law or regulation to take action prior to the end of such 10-day period, in which case Landlord may take any action with respect to such claim, proceeding or Assessment prior to the end of such 10-day period.

                                   (2)     If requested by Tenant within 60
days or such shorter period as specified in 7(e)(1) above, after receipt by Tenant of the required notice with respect to the claim or proceeding that is the subject of such notice, or, in the case of any claim or proceeding with respect to which Tenant (as opposed to Landlord) receives notice, upon the request of Tenant, Landlord either (i) in the case of an Assessment which may be contested in the name of Tenant and independently (without joinder, contribution or otherwise) from any Assessment that is not subject to indemnification by Tenant, shall permit the Tenant to control or, in the case of any Assessment, may request the Tenant to control, or (ii) in the case of an Assessment which must be contested in the name of Landlord, but which may be contested independently (without joinder, contribution or otherwise) from any Assessment that is not subject to indemnification by Tenant, shall permit Tenant to control (so long as, in the good faith judgment of Owner Participant, there is no reasonable possibility that the Tenant's direction of such contest could have any adverse impact on the financial or public relations interests of Landlord or Owner Participant, in which case, Landlord may assert or reassert control of the contest; provided, however, the foregoing shall not apply to any property tax contest) any contest described in the foregoing clauses (i) or
(ii) and for so long as Tenant controls the contest being hereinafter referred to as a "Tenant-Controlled Contest," or (iii) in the case of an Assessment the contest of which is not a Tenant-Controlled Contest, shall itself, contest in good faith (including, without limitation, by pursuit of appeals and administrative procedures) the validity, applicability or amount of such Assessments. No matter who is in control, a contest, at the election of the Controlling Party (as defined herein), may include, without limitation, a challenge to the validity, applicability or amount of such Assessments by (A) resisting payment thereof, (B) not paying the same except under protest (which protest must be pursued using reasonable efforts in appropriate administrative and/or judicial proceedings) if protest shall be necessary and proper or (C) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and/or judicial proceedings (it being understood that Tenant may appeal to the United States Supreme Court with the prior written consent of Landlord which consent shall not be unreasonably withheld); provided, however, that in no event shall such contest be required or permitted unless: (1) in the case of a contest which must be contested in the name of Landlord, the amount at issue (taking into account all similar and logically related claims with respect to the transactions contemplated by the Operative Documents that have been or could be raised in an audit by the taxing authority in question for any other taxable period with respect to which an assessment of a tax deficiency is not barred by a statute of limitations, including, without limitation, such claims that may arise in future periods) exceeds $25,000; (2) Tenant shall have agreed to pay Landlord and shall pay on an After-Tax Basis (as defined in the Master Indemnification Agreement) as incurred all reasonable out-of-pocket costs and expenses that Landlord shall incur in connection with the contest of such claim (including, without limitation, all reasonable costs, expenses, legal and accounting fees and disbursements); (3) Landlord shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any of the Demised Premises, the Remainder Interest or any part thereof or interest therein or the creation of any lien on any of the Demised Premises, the Remainder Interest or any part thereof or interest therein, other than any Permitted Liens and that there is no risk of criminal liability that may be imposed on or with respect to Landlord; (4) if such contest shall involve payment of the claim, Tenant shall advance the amount thereof plus, as applicable, interest, penalties and additions to tax with respect thereto on an interest-free basis (and in the event there is a determination that such advance represents an interest-free loan, at no additional net after-tax cost to Landlord but taking into account any net tax savings associated with such advance); (5) no Event of Default shall have occurred and be continuing (it being agreed that in such case, Landlord shall consult in good faith with Tenant to determine whether Tenant can provide to Landlord reasonably satisfactory security to cover its obligations hereunder and under Section 2 of the Master Indemnification Agreement with respect to amounts to be contested and its obligations under the foregoing clause 2 of this proviso and clause 2 of the first proviso to Section 2(4)(b) of the Master Indemnification Agreement, in which case, such Event of Default shall not deprive the Tenant of its contest rights hereunder); (6) in the case of a contest which must be contested in the name of Landlord, (i) prior to initiating the contest Tenant shall have furnished Landlord with an opinion of independent tax counsel selected by the Tenant and reasonably acceptable to Landlord ("Tax Counsel") to the effect that a Reasonable Basis (as defined in the Master Indemnification Agreement) exists for such contest and (ii) prior to the appeal of any adverse judicial determination, Tenant shall have furnished Landlord with an opinion of Tax Counsel to the effect that it is more likely than not that there will be a reversal or other substantial favorable modification of such determination on appeal; and (7) the Tenant shall have acknowledged in writing its obligation to indemnify Landlord hereunder in the event the contest is unsuccessful (in whole or in part); provided, however, that such acknowledgment shall not preclude Tenant from raising a defense to liability under this Article 7 if a court of competent and proper jurisdiction has rendered a decision that the cause of the claim is not one for which Tenant is responsible to pay an Assessment hereunder or an indemnity under Section 2 of the Master Indemnification Agreement. In no event shall Landlord be required to contest any claim required to be brought in its own name if the subject matter of such claim shall be of a continuing nature and shall have previously been the subject of an adverse final determination hereunder or under the Master Indemnification Agreement after exercise by Tenant of its rights pursuant to this Article 7 or under the Master Indemnification Agreement, unless Tenant shall have delivered to Landlord an opinion of Tax Counsel to the effect that as a result of a change in law or fact it is more likely than not that Landlord will prevail in the contest of such claim.

                                   (3)     Tenant shall conduct any
Tenant-Controlled Contest and Landlord shall control any contest other than a Tenant-Controlled Contest. The party conducting the contest ("Controlling Party") shall consult in good faith with the other party ("Noncontrolling Party") and its counsel with respect to the contest of such claim for Assessments (or claim for refund) but the decisions regarding what actions to be taken shall be made by the Controlling Party in its sole judgment (exercised in good faith). In addition, the Controlling Party shall keep the Noncontrolling Party reasonably informed as to the progress of the contest, and shall provide the Noncontrolling Party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the Controlling Party or any affiliate thereof, in connection with such claim or the contest thereof. The Controlling Party shall be responsible for the selection of counsel, which counsel must be reasonably satisfactory to the Noncontrolling Party.

                                   (4)     Except as provided in the next
sentence hereof, Landlord shall not settle any contest hereunder without the consent of Tenant, which consent shall not be unreasonably withheld. Notwithstanding anything contained in this Article 7, Landlord shall not be required to contest any claim or permit Tenant to contest any claim and may settle any contest without the consent of Tenant if Landlord (i) shall waive its right to reimbursement or indemnity under this Article 7 or under the Master Indemnification Agreement or otherwise with respect to such claim for such Assessment (and any claim made by any taxing authority with respect to other taxable periods that are based, in whole or in part, upon the resolution of such claim, or the contest of which is materially prejudiced by the resolution of such claim, it being understood that standing alone the mere settlement of the claim, in the absence of legal authority to the contrary, shall not be deemed to be materially prejudicial, but it may be deemed to be evidence thereof) and (ii) shall pay to Tenant any amount previously paid or advanced by Tenant pursuant to this Article 7 or under the Master Indemnification Agreement with respect to such claim for such Assessment or the contest of such Assessment other than the costs and expenses of the contest of such claim paid by Tenant in accordance with clause (2) of the first proviso of
Article 7(e)(2) hereof or clause 2 of the first proviso of Section 2(4)(b) of the Master Indemnification Agreement.

                            (f)    Any amount payable by Tenant to Landlord
pursuant to this Article 7 shall be paid within 30 days after receipt by Tenant of a written demand therefor from Landlord accompanied by a written statement describing in reasonable detail the amount so payable, but (except as provided in Article 7(d) above) shall in no event be payable before the date such Assessment is due. Any payments made pursuant to this Article 7 shall be made directly to Landlord or to Tenant, as the case may be, in immediately payable funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth herein, or in the Purchase Agreement or as provided to the payor from time to time in writing. Any Assessments which are the obligation of Tenant hereunder shall be payable by Tenant, to the extent allowed, directly to the appropriate taxing authority on or before the time, and in the manner, prescribed by applicable Laws without the necessity of any prior demand by Landlord.

                            (g)    If any report, return or statement
("Filing") is required to be filed with respect to any Assessment that is subject to reimbursement or indemnification under this Article 7 or otherwise, Tenant shall promptly notify Landlord of such requirement in writing and, if permitted by applicable Laws and regulations to do so, Tenant shall timely file or cause to be filed such Filing with respect to such Assessment (except for any such Filing that Landlord has notified Tenant in writing that Landlord intends to file) and will (if ownership of the Demised Premises or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Demised Premises in the name of Landlord and send a copy of such Filing to Landlord; provided, however, that Landlord, at Tenant's request, shall have furnished the Tenant with such information, not within the control of Tenant, as is in Landlord's control or is reasonably available to Landlord and necessary to file such Filing; provided, however, Tenant shall pay all out-of-pocket expenses of Landlord and Owner Participant in connection therewith. If Tenant is not permitted by applicable Laws to file any such Filing, Tenant will promptly notify Landlord of such requirement in writing and prepare and deliver to Landlord a proposed form of such Filing within a reasonable time, and in all events at least 15 days prior to the time such Filing is required to be filed. In the case of any Filing either required to reflect items in addition to Assessments imposed on Tenant under this Article 7 (or indemnified against by Kmart under Section 2 of the Master Indemnification Agreement) or which Landlord has notified Tenant in writing that it will prepare and file, Tenant shall, upon the written request of Landlord, provide Landlord with such information as is within Tenant's reasonable control or access. Tenant shall hold Landlord harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, if such insufficiency or inaccuracy is attributable to Tenant.

                            (h)    Tenant's obligations provided for in this
Article 7 shall be those of a primary obligor whether or not Landlord shall also be indemnified with respect to the same matter under the terms of the Purchase Agreement, the Trust Agreement, the Master Indemnification Agreement or any other document or instrument and Landlord may in seeking reimbursement or indemnification from Tenant proceed directly against Tenant without seeking to enforce any other right of indemnification (it being agreed that the foregoing is not intended to grant Landlord any right to any double recovery or indemnity with respect to any claim hereunder for which Landlord has received (and is entitled to retain) full indemnification). If Tenant shall have fully reimbursed or indemnified Landlord, then Tenant shall be subrogated to the rights of Landlord with respect to such reimbursed or indemnified claim.
Tenant further acknowledges and agrees that nothing contained herein is intended to reduce or impair any rights of Landlord or any other Tax Indemnitee (as defined in the Master Indemnification Agreement) or any obligations of Tenant under Section 2 of the Master Indemnification Agreement (including, without limitation, Tenant's obligations with respect to contest preconditions).

                            (i)    Should any of the proceedings referred to in
the preceding paragraphs of this Article 7 result in reducing any amount of Assessments' liability against the Demised Premises, the Rent or Landlord's ownership interest in this Lease or in the Demised Premises with respect to which Tenant has previously made a payment hereunder, Tenant shall be entitled to receive all net refund amounts paid by the taxing authorities to Landlord (to the extent attributable to such previously determined Assessments liability paid by Tenant in accordance with this Article 7) after payment of all of Landlord's expenses incurred in any such proceeding in which a refund is paid (including any taxes payable with respect to such refund amount to the extent such taxes are not creditable or refundable to or deductible by Landlord). Any subsequent denial, loss or recapture of such refund will be treated as an Assessment for which the Tenant is responsible hereunder.

                            (j)    Any payment or indemnity to or for the
benefit of Landlord with respect to any Assessment which is subject to payment and indemnification under this Article 7 shall (A) reflect the current combined net savings actually realized by Landlord resulting from the current deduction of such indemnified Assessment and (B) include, after taking into account the savings described in clause (A), the amount necessary to hold Landlord harmless on an After-Tax Basis (as defined in the Master Indemnification Agreement).
If, by reason of any Assessment payment made to or for the account of Landlord by or on behalf of Tenant pursuant to this Article 7 (or the circumstances or event giving rise thereto), Landlord actually realizes a net tax benefit, refund, saving, deduction or credit not previously taken into account in computing such payment, provided no Lease Default or Lease Event of Default has occurred and is continuing, Landlord shall promptly pay to Tenant an amount equal to the sum of (I) the actual net reduction in Assessments, if any, realized by Landlord which is attributable to such net tax benefit, refund, saving, deduction or credit and (II) the actual net reduction in Assessments, if any, realized by Landlord as the result of any payment made by Landlord pursuant to this sentence. Notwithstanding the foregoing, Landlord shall not be required to make any payment to Tenant pursuant to this Article 7 to the extent such payment would exceed, in the aggregate at any time, the amount of all prior payments made by or on behalf of Tenant to Landlord less the amount of all prior payments made by Landlord to Tenant pursuant to this Article 7, but any such excess shall reduce pro tanto any amount that Tenant is subsequently obligated to pay Landlord pursuant to this Article 7. If any amount otherwise payable to Tenant is not payable by reason of the occurrence and continuation of a Lease Default or a Lease Event of Default, such amount shall be payable when such Lease Default or Lease Event of Default is no longer continuing. The disallowance or reduction of any tax benefit, refund, savings, deduction or credit with respect to which Landlord has made a payment to Tenant under this Article 7 shall be treated as an Assessment as to which Tenant is obligated to pay or reimburse Landlord hereunder.

                   8.       Liability Insurance.

                            (a)    During the Lease Term, Tenant at its sole
expense shall keep Landlord, Landlord's mortgagees, Landlord's ground lessor, if any, and Tenant insured, under an insurance policy of comprehensive general liability with broad form (including contractual liability) coverage on an occurrence form basis, against liabilities of any nature or type whatsoever for damage to persons or property including loss of life sustained by any person or persons within or arising out of the Demised

Premises, including parking areas, sidewalks and driveways (hereinafter referred to as "Common Areas"), whether caused by Landlord's or Tenant's negligence or otherwise, in a policy or policies with minimum coverage of Five Million and No/100 Dollars ($5,000,000.00) with respect to injury to any one person and Five Million and No/100 Dollars ($5,000,000.00) with respect to any one accident or disaster, and Five Million and No/100 Dollars ($5,000,000.00) with respect to damage to property.

                            (b)    All policies of insurance shall be issued by
an insurance company licensed to do business in the state where the Demised Premises are located, rated in the Best's Insurance Guide as not less than an A+ "rating classification," and with a XII "financial size category," or better, or a comparable rating by any successor agency. All such policies shall bear endorsements to the effect that Landlord, Landlord's mortgagee, ground lessor, if any, and Tenant are named as additional insureds as their interests may appear and that all such parties shall be notified not less than thirty (30) days in advance of any termination, expiration, modification or cancellation thereof. Said policy or policies shall expressly provide that it or they are primary insurance and not excess over or contributory with any valid, existing or applicable insurance in effect for or on behalf of Landlord.

                            Copies of such policies, so endorsed, or
certificates evidencing the existence thereof, shall be promptly delivered to Landlord and Landlord's mortgagee, and/or ground lessor, if any, prior to the commencement date of this Lease and at least thirty (30) days prior to the expiration of any policy. In the event Tenant fails to effect or maintain such insurance, Landlord may obtain such insurance and Tenant shall reimburse Landlord for the cost thereof with interest at the Default Rate from the date incurred by Landlord.

                            (c)    Tenant also agrees to maintain and keep in
force, during the term hereof, all employees' compensation insurance required under applicable workers' compensation acts from time to time in existence.

                            (d)    Tenant shall be entitled to self-insure the
aforesaid insurance obligations (including its workers' compensation insurance to the extent permitted by law) at any time that Kmart has and maintains a consolidated tangible net worth of at least Seven Hundred Fifty Million and No/100 Dollars ($750,000,000.00) calculated in accordance with generally accepted accounting principles ("Net Worth Standard").

                   9.       Options to Extend Lease.

                            (a)    Provided that no Event of Default hereunder
has occurred and is continuing, Tenant shall have six (6) successive options to extend the term of this Lease for an additional period of five (5) years on each such option, such extended term(s) to begin respectively upon the expiration of the prior term(s). The same terms and conditions as herein set forth shall apply to each such extended term except that the Basic Rent for each such extended term shall be ninety percent (90%) of the average Basic Rent paid during the Base Term as set forth in Exhibit C hereto as of the date hereof and shall be payable semiannually in arrears in equal installments on each January 1 and July 1, and the Termination Value shall be that in effect on the last day of the Base Term. If Tenant shall elect to exercise the aforesaid options, it shall do so by notice in writing and otherwise in accordance with the requirements of Article 29 hereof given to Landlord not less than nine (9) months prior to the expiration of the Base Term of this Lease or of the Lease Term as extended; provided however, that Tenant agrees to give twelve (12) months prior notice if it shall elect to exercise the last five year renewal option. If Tenant shall fail to exercise an option to extend the term of this Lease, this Lease shall expire upon the expiration of the then current term and Tenant shall not have any further option to extend the Lease Term.

                            (b)    Provided that no Event of Default hereunder
has occurred and is continuing, prior to the expiration of the last renewal term provided for in paragraph (a) above, Tenant may, at its expense, obtain an appraisal in accordance with the next succeeding sentence to determine the end of the extended term uninflated fair market value and remaining economic life of the building, site improvements and personalty. Based upon the determination of remaining economic life and uninflated residual value, Tenant shall be granted a number of additional successive five (5) year renewal terms (or such shorter period as is appropriate in the case of the last such renewal term) up to the maximum number of years (not to exceed twenty (20) years) (taking into account the Tenant's right to extend the Lease under paragraph (c) below) (i) which, taken together with the Interim Term and Base Term and all prior renewal terms provided for in paragraph (a) above, does not exceed eighty percent (80%) of the sum of the remaining economic life of the building, site improvements and personalty and the prior number of years of the Lease Term (including the Interim Term, Base Term and all renewal terms provided for in paragraph (a) above) and (ii) at the end of which the remaining fair market value (without taking into account inflation or deflation, but taking into account any costs to the Landlord to obtain possession of such property) of the building, site improvements and personalty equals or exceeds twenty percent (20%) of Owner Participant's Purchase Price applicable thereto as set forth in Schedule C of the Purchase Agreement. Such appraisal shall be completed prior to the sixth (6th) month after Tenant's notice of its intent to exercise an option to extend. Basic Rent for each of the first two additional renewal terms pursuant to this paragraph (b) shall equal the Basic Rent payable during the last year of the Base Term. Basic Rent for each of the remaining additional renewal terms shall be fair market value rent. Termination Value for each of the additional renewal terms pursuant to this paragraph (b) shall be that in effect on the last day of the Base Term.

                            (c)    In the event Tenant has elected not to renew
the Lease upon the expiration of the Base Term or any renewal term, Tenant shall have the one-time option to extend the last term of this Lease for such period of time as shall cause the last day of the last term of this Lease to be the January 31 next succeeding the date upon which the term of this Lease would expire but for the exercise of this option. This option shall be deemed to have been exercised by Tenant unless Landlord shall have received notice from Tenant to the contrary not less than six (6) months prior to the expiration of the last term of this Lease. Basic Rent during this additional option period shall be the same rental payable under the terms of this Lease during the immediately preceding term except that Basic Rent shall be prorated upon a daily basis for the additional period.

                  10.       Repairs and Maintenance.

                            (a)    Tenant shall make and pay for all
maintenance, replacement and repair of the Demised Premises on a timely basis whether foreseeable or not foreseeable, including roof repair and replacement, necessary to keep all of the Demised Premises, both structural and non-structural portions, in a good state of repair and tenantable condition, ordinary wear and tear excepted, in compliance with retail standards applicable to other similar properties in the marketplace and those owned or leased by Tenant, applicable Laws, Environmental Laws (as defined in Article 13), standards of health and safety required by applicable public authorities and private insurers, and in keeping with the objective of preserving the fair market value and useful life of the Demised Premises.

                            Tenant shall pay for all of the costs of
maintaining the Common Areas and common facilities located on the Demised Premises, including, but not limited to, the following: All amounts paid for
(1) cleaning and re-striping the parking areas, sidewalks and driveways; (2) repairing, maintaining and replacing paved areas; (3) maintaining, repairing and replacing planted or landscaped areas; (4) lighting of parking lot including repair, replacements and maintenance of bulbs and lighting standards within said Common Areas and lighting fixtures affixed to any building; (5) paying all wages and salaries of persons directly and actually performing services described herein; (6) removing rubbish; and (7) removing of ice, snow and mud.

                            (b)    During the Lease Term, notwithstanding that
fee title to the Demised Premises has been transferred to Landlord, Tenant acknowledges and agrees that, in addition to Tenant's obligations under this Lease, Tenant shall comply with all of the terms and conditions of, perform all obligations of the owner of the Demised Premises and pay all expenses which the owner of the Demised Premises shall be required to pay in accordance with (i) all of the Permitted Exceptions as defined in the Purchase Agreement, including without limitation that certain Reciprocal Easement and Operation Agreement dated as of August 13, 1992 and recorded on August 25, 1992 in the Jefferson County Clerk's Office in Book 1315 of Deeds at page 23 (the "REA") and (ii) the Permitted Liens defined in Article 20(f) hereof ((i) and (ii) herein collectively referred to as the "Obligation Documents"). Without limiting the foregoing, in the event the responsible party fails to perform its obligations under the Obligation Documents with respect to the Common Areas, Tenant shall perform such obligations and shall charge the responsible party with the obligations thereunder.

                            Tenant agrees to provide notice to the responsible
parties under the Obligation Documents such that the responsible parties shall also notify Landlord of any event which triggers an obligation to provide Tenant with notice under the terms of the Obligation Documents.

                            Tenant shall be entitled to retain any and all sums
paid to it as result of performing the duties and obligations of the responsible party under the Obligation Documents. Tenant's obligations under this Article 10(b) shall extend to any amendments or modifications of the Obligation Documents, but only to the extent such amendments or modifications are beyond the control of Landlord or Tenant has consented to such amendments or modifications.

                            Under the terms of Article 13 of the REA, Tenant is
entitled to exercise an "Option to Purchase" "Option Area A" and "Option Area B" (which option areas are more particularly described in the REA) if certain conditions contained in the REA are met. In the event Tenant exercises these options to purchase either Option Area A or Option Area B, or both, Tenant will thereafter convey to Landlord Option Area A and/or Option Area B subject to the terms, conditions, restrictions and limitations of the REA and this Lease, and Landlord and Tenant agree to make any amendments or modifications to the Operative Documents necessary to reflect any conveyance under this Article 10(b).

                  11.       Alterations and Additional Construction.

                            (a)    Tenant may, at its own expense, from time to
time make such alterations and additions, structural or otherwise, in and to its building as it may deem necessary or suitable and erect or construct additional buildings or structures on and within any portion of the Demised Premises; provided, however, that no such alterations, additions, additional buildings or additional structures shall adversely affect the fair market value or useful life of the Demised Premises; and provided further that Tenant shall provide written notice to Landlord together with its drawings and specifications for structural alterations, additions or additional buildings or structures and certify that: (i) the new structures shall be built under the supervision of a certified architect, (ii) the structural integrity of the existing buildings will not be impaired by such work, (iii) Tenant is complying with all applicable Laws and the requirements of the Permitted Exceptions as defined in the Purchase Agreement, (iv) Tenant has obtained any licenses or permits required, copies of which shall be delivered to Landlord upon request, and (v) such structural alterations, additions or additional buildings or structures will not encroach upon any adjacent premises. Tenant shall be entitled to proceed with such structural alterations, additions or additional buildings or structures unless Landlord shall have notified Tenant within fifteen (15) days after its receipt of Tenant's notice that, in Landlord's reasonable opinion, such structural alterations, additions or additional buildings or structures diminish the fair market value of the land or the improvements as originally built. The term "structural alterations," as used herein, shall not include moving of non-load bearing partitions, minor plumbing and electrical work, or modification and rearrangement of Tenant's fixtures or other minor changes of a similar nature. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building and other permits or authorizations required from time to time for any work permitted hereunder or installations by Tenant.

                            (b)    The provisions of this Lease shall apply to
and shall govern Tenant's rights and obligations with respect to all such alterations, additions, additional buildings or structures and the same shall be considered part of the Demised Premises. All Assessments levied thereon shall be paid by Tenant as provided in this Lease. Tenant shall be required to maintain liability and property insurance on said additional improvements (or to self-insure) in the same manner as is required in this Lease. In the event Tenant constructs any such additions or additional buildings or structures, Landlord shall not be obligated to furnish additional parking areas in substitution of areas thereby built over.

                            (c)    In connection with any alterations,
additions or erection of additional improvements, Tenant shall perform and complete all work in a first class workmanlike manner in compliance with applicable Laws without the imposition of any liens or assessments. Tenant shall maintain at all times during construction all risk builders insurance and comprehensive general liability insurance naming Landlord and Landlord's mortgagee as additional insureds.

                            Tenant shall be entitled to self-insure with
respect to the insurance required by the immediately preceding paragraph during such time that Kmart meets the Net Worth Standard.

                            (d)    All alterations, additions or additional
buildings or structures made or erected by Tenant on the Demised Premises shall without further act become the property of Landlord (except for the assignment of Condemnation proceeds expressly provided herein in the second paragraph of
Article 16(d)) and Landlord shall not be required to compensate Tenant therefor; provided, however, Tenant may claim all tax benefits and incidents attendant thereto as lessee thereof which Tenant is entitled to claim under applicable tax law. Tenant will execute any necessary deed or bill of sale required to convey title thereto to Landlord.

                  12.       Utilities.

                            Tenant shall pay all charges for all utilities
(including, without limitation, gas, water, oil, sewage, telephone and electricity) furnished to the Demised Premises during the Lease Term. Tenant acknowledges and agrees that it shall obtain and use its reasonable efforts to maintain service with respect to all such utilities at the Demised Premises.

                  13.       Governmental Regulations.

                            (a)    Tenant shall observe and comply in all
material respects with all requirements of laws, rules, codes, orders and regulations of the federal, state and municipal governments or other duly constituted public or quasi-public authority applicable to the Demised Premises, including, but not limited to, all Environmental Laws (as defined below) and the Americans With Disabilities Act ("ADA"), as amended from time to time, together with all regulations promulgated thereunder (collectively, "Laws"). Tenant shall make all alterations or changes to the Demised Premises, subject to Article 11 hereof, as may be required from time to time to comply with applicable Laws. Such alterations or changes shall be made in compliance with and shall be governed by Article 11(b), (c) and (d) and title thereto shall immediately vest in Landlord.

                            (b)    Tenant shall also comply in all material
respects with all Environmental Laws now or hereafter applicable to the Demised Premises, or the use, modification, maintenance or operation thereof, and shall have sole responsibility for the expenses, including legal and other professional fees and expenses and costs of investigation associated with such compliance, including compliance with any such Environmental Law directed to Landlord or to which Landlord may become subject with respect to the Demised Premises; provided, however, that Tenant shall comply in all respects with all such Environmental Laws where non-compliance by Tenant could involve an Environmental Claim in excess of $100,000, or where such non-compliance would materially interfere with the use or operation of the Demised Premises. For purposes of this Lease, Environmental Laws shall mean all federal, state, and local laws, ordinances, rules, regulations, requirements, permits, authorizations, licenses, approvals, criteria, guidelines, and judicial and administrative orders, decrees, or judgments, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof, relating to the regulation and protection of human health, safety, the environment and natural resources including, without limitation, laws (and all other items recited above) relating to emissions, discharges, releases, threatened releases or remediation of, or any other response action related to, Hazardous Materials (as defined in Article 39) or otherwise relating to the generation, use, treatment, storage, recycling, disposal, transport, or handling of or exposure to Hazardous Materials. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"); the Resource Conservation and Recovery Act ("RCRA"); the Federal Insecticide, Fungicide, and Rodenticide Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Oil Pollution Act of 1990; the Endangered Species Act; the National Environmental Policy Act; the Hazardous Materials Transportation Act; the Occupational Safety and Health Act; and the Safe Drinking Water Act; each as amended from time to time, and each of their state and local counterparts or equivalents.

                            For purposes of this Lease, Environmental Claims
shall mean any and all administrative, regulatory or judicial actions or causes of action, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fees, demands, demand letters, orders, directives, claims (including any claims involving liability in tort, strict, absolute or otherwise), liens, notices of non-compliance or violation, and legal fees or costs of investigations or proceedings, relating in any way to any Environmental Law or arising from the presence or release (or alleged presence or release) into the environment of any Hazardous Materials (as defined in
Article 39) (hereinafter "Claims") including, without limitation, and regardless of the merit of such Claim, any and all Claims by any governmental or regulatory authority or by any third party for enforcement, cleanup, removal, containment, restoration, corrective action, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or any alleged injury or threat of injury to human health, safety, the environment or natural resources.

                  14.       Landlord to Grant Easements, Dedications, Etc.

                            Provided that no Event of Default hereunder has
occurred and is continuing, Landlord does hereby and shall, from time to time, upon thirty (30) days' prior written notice to Landlord and at the request of Tenant and at Tenant's cost and expense, irrevocably appoint Tenant the attorney-in-fact of Landlord during the term of this Lease, subject to the proviso contained in this sentence and the provisions of the succeeding sentence, to (i) grant easements and other rights in the nature of easements,
(ii) release existing easements or other rights in the nature of easements which are for the benefit of the Demised Premises, (iii) dedicate or transfer unimproved portions of the Demised Premises for road, highway or other public purposes, (iv) execute petitions to have the Demised Premises annexed to any municipal corporation or utility district, (v) execute amendments to any covenants and restrictions affecting the Demised Premises, and Landlord shall execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Demised Premises); provided, however, that the rights granted to Tenant pursuant to the provisions of this paragraph are subject to 30 days' prior written notice to Landlord which notice shall include (x) a certificate of Tenant describing such grant, release, dedication, transfer, petition or amendment and stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Tenant on the Demised Premises, the consideration, if any, being paid for such grant, release, dedication, transfer, petition or amendment, and that such grant, release, dedication, transfer, petition or amendment does not materially impair the useful life of the Demised Premises or materially reduce the fair market value, and (y) duly authorized and binding undertakings of Tenant that it will remain obligated hereunder to the same extent as if such grant, release, dedication, transfer, petition or amendment had not been made (including, without limitation, the obligation to pay all Rent in accordance with the terms hereof), and that Tenant will perform all obligations of Landlord under such instrument. In the case of those grants, releases, dedications, transfers or amendments referred to in subparagraphs (i), (iii) and (v) of the preceding sentence, the prior written approval of Landlord shall be required (which approval shall not be unreasonably withheld or delayed), provided if Tenant requests such approval in writing and Landlord has not approved or disapproved the same within thirty
(30) days of such request, it shall be deemed approved, and provided further, if such grants, releases, dedications, transfers or amendments do not by their respective terms extend beyond the expiration or earlier termination of this Lease, the approval of Landlord shall not be required. The consideration, if any, received by Landlord or Tenant for such grant, release, dedication, transfer, petition or amendment shall be applied pursuant to Article 16, as if such consideration were net proceeds from an event of Condemnation.

                  15.       Insurance; Damage to Demised Premises.

                            (a)    From and after the commencement of the Lease
Term, Tenant shall insure the buildings and improvements on the Demised Premises, including Tenant's buildings, against damage or destruction by fire and other casualties under a policy of insurance including broad form, extended coverage all risk endorsements (without exclusions). Such endorsements shall be subject to annual review by Landlord to identify additional coverages payable by Tenant made necessary by market conditions or made available by insurers of similar improvements for risks now or hereafter deemed commercially reasonable to insure. Said insurance shall be in an amount equal to not less than one hundred percent (100%) of the full insurable replacement value of the Demised Premises. At any time during the term of this Lease that Tenant is not self-insuring pursuant to the terms of this Article, Tenant shall obtain at its sole cost and expense and deliver to Landlord every three (3) years during the Lease Term an independent appraiser's or engineer's certification of the full replacement cost of the Demised Premises. In no event shall the deductible amount under such policies of insurance exceed One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate.

                            (b)    Landlord and Landlord's mortgagee shall be
named as loss payees and additional insureds thereunder. All required insurance policies shall bear endorsements to the effect that Landlord and Landlord's mortgagee and ground lessor (if any) shall be notified not less than thirty (30) days in advance of modification or cancellation thereof and that Tenant has waived any right of recovery from Landlord. Such policies shall contain no condition to disbursement of proceeds based on actual restoration of the Demised Premises and shall provide that such insurance is primary insurance and not excess over or contributory with any valid, existing or applicable insurance in effect for or on behalf of Landlord.
Copies of such insurance policies or certificates evidencing the existence thereof so endorsed, or a certificate of self-insurance evidencing Tenant's election to self-insure such obligations, shall be promptly delivered to Landlord prior to commencement of the Lease Term and at least thirty (30) days prior to the expiration of any policy. Any policy of insurance shall be issued by an insurance company licensed to do business in the state where the Demised Premises are located rated in the Best's Insurance Guide as not less than an A+ "rating classification" and with a XII "financial size category," or better or rated by a successor agency at comparable ratings. At any time during the term of this Lease that either respective rating shall fall below A+ or XII (or such comparable ratings of any successor agency), Tenant shall obtain insurance from a replacement insurer carrying an A+ and XII rating or comparable rating.

                            (c)    Tenant shall be entitled to self-insure its
aforesaid insurance obligations at any time that Kmart meets the Net Worth Standard.

                            (d)    Irrespective of the cause thereof, Landlord
shall not be liable for any loss or damage to said buildings resulting from fire, explosion or any other casualty. In the event of Tenant's failure to obtain or maintain the insurance called for under this Lease, Landlord shall have the right, together with Landlord's remedies set forth herein, to obtain the policies of insurance required under this Lease and to bill Tenant for the premium payments therefor, together with interest at the Default Rate. Landlord shall have no obligation to maintain insurance of any nature or type whatsoever on the Land described in Exhibit A, any improvements thereon owned by Landlord or Tenant or the Demised Premises and neither Tenant nor Tenant's insurer shall have any rights to direct actions or subrogation against any policy of insurance obtained by Landlord.

                            (e)    In the event that, at any time during the
Lease Term, the building and/or site improvements included in the Demised Premises shall be damaged or destroyed (partially or totally) by fire, the elements or any other casualty, whether insured or not, Tenant shall without abatement of Rent, at its expense, promptly and with due diligence repair, rebuild and restore the same as nearly as practicable to the condition existing just prior to such damage or destruction consistent with the maintenance and repair obligations of Tenant in Article 10 of this Lease. At any time that Kmart meets the Net Worth Standard or in the event of a loss below Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), insurance proceeds shall be released to Tenant for restoration and repair; otherwise Landlord's mortgagee shall have the right to receive any insurance settlement fund in escrow subject to disbursement pursuant to the terms set forth in Article 17 hereof.

                            (f)    Notwithstanding the foregoing paragraph, in
the event of a substantial or total casualty of such building or improvements, Tenant may give written notice to Landlord within thirty (30) days after such damage or destruction of its intention to terminate this Lease and Tenant shall simultaneously make and deliver to Landlord Tenant's Purchase Offer in accordance with Article 41 hereof. In the event Landlord rejects Tenant's Purchase Offer pursuant to Article 41, all proceeds of insurance or self-insurance, as the case may be, shall be paid to Landlord on the Purchase Offer Termination Date together with all other amounts specified in Article 41(c). In the event Landlord accepts Tenant's Purchase Offer, all such insurance proceeds shall be paid to Tenant on the Purchase Offer Termination Date.

                  16.       Eminent Domain.

                            (a)    In the event of (i) a permanent Condemnation
of all of the Demised Premises, (ii) a temporary Condemnation of all or any portion of the Demised Premises, or a permanent Condemnation of any substantial portion of the Demised Premises (which, in either case, is sufficient in Tenant's judgment to render the Demised Premises unsuitable for the use and occupancy of Tenant), or (iii) a Condemnation of the points of ingress-egress to the public roadways in existence on the date hereof such that they shall be materially impaired (with no reasonable replacement points of ingress-egress provided so as to render the Demised Premises unsuitable for its intended use), Tenant shall deliver to Landlord Tenant's Purchase Offer in accordance with
Article 41 hereof within thirty (30) days (or, with respect to a Condemnation of less than all the Demised Premises, ninety (90) days) after the entry of a final order of taking. In the event Landlord rejects Tenant's Purchase Offer pursuant to Article 41 and provided that the parties have satisfied their obligations under Article 41, the Condemnation proceeds shall be paid to Landlord on the Purchase Offer Termination Date, together with all other amounts specified in Article 41(c) (except as otherwise provided in paragraph
(d) below).  In the event Landlord accepts Tenant's Purchase Offer pursuant to
Article 41 and provided that the parties have satisfied their obligations under
Article 41, Landlord shall assign the Condemnation proceeds to Tenant on the Purchase Offer Termination Date.

                            For purposes hereof, a "Condemnation" shall mean a
condemnation, confiscation, seizure, requisition or other taking or sale of the use or occupancy of, or title to the Demised Premises pursuant to the power of eminent domain or through a deed in lieu of condemnation.

                            (b)    In the event of a taking of any portion of
the Demised Premises constituting less than a substantial portion, this Lease shall continue as to that portion of the Demised Premises which shall not have been taken, in which event Tenant shall promptly and with due diligence restore the Demised Premises to as nearly as practicable the condition which existed just prior to such taking, consistent with the maintenance and repair obligations of Tenant under Article 10 of the Lease. At any time that Kmart meets the Net Worth Standard or in the event of an award of less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) the Condemnation award shall be released to Tenant for restoration; otherwise Landlord's mortgagee shall take possession of such award to disburse payment to Tenant pursuant to the terms set forth in Article 17 hereof.

                            (c)    Without limiting the foregoing, in the event
a portion of the Land shall be subject to a permanent Condemnation by public or quasi-public authority, Tenant shall make reasonable efforts to substitute equivalent and similarly improved lands contiguous to and properly integrated with the remainder of the site depicted on Exhibit B. Any substitute land together with the remaining Demised Premises shall meet the standards set forth in Article 42 hereof. Tenant shall be entitled to receive the Condemnation award to the extent required to acquire substitute land subject to the rights of Landlord's mortgagee as above stated. Any such land acquired by Tenant shall be part of the Demised Premises subject to this Lease, and an Estate for Years interest therein shall vest in Landlord subject to this Lease. Tenant shall take all actions necessary to vest title to such land in Landlord.

                            If Tenant shall be unable to substitute such lands
and if one or more Condemnations shall in total deprive Tenant of any substantial portion of the Demised Premises which is sufficient in Tenant's judgment to render the remaining portion thereof unsuitable for the use or occupancy of Tenant, then, in such event, subsection (a) of this Article 16 above shall apply.

                            (d)    Tenant's obligation to restore the Demised
Premises in the event of a partial taking is not conditioned upon the adequacy of the Condemnation proceeds to complete such restoration. In the event of an inadequate award, the amount of such award held by the Proceeds Trustee shall be disbursed pro rata until completion of restoration pursuant to the terms set forth in Article 17 hereof. Tenant shall fund the deficits in the pro rata progress payments disbursed by the Proceeds Trustee in accordance with Article 17 hereof. In the event the Condemnation proceeds exceed the actual cost of restoration, the Proceeds Trustee shall have the right to retain the excess proceeds and apply the same in accordance with the Note Indenture or, if Landlord's Debt is no longer outstanding, such excess proceeds shall be paid to Landlord. Termination Values hereunder shall be correspondingly adjusted by such excess amount; provided that no adjustment shall be required hereunder unless the excess proceeds exceed $100,000.

                            In the event that at the time of any Condemnation
of the buildings on the Demised Premises, Tenant shall not have fully amortized expenditures which it may have made on account of any improvements, alterations or changes to such buildings after the date hereof or if Tenant shall have suffered a loss of business, Landlord shall assign to Tenant that portion of any award payable as a result of such taking as shall be expressly attributed by the terms of such award (i) to such loss of business or (ii) to the unamortized portion of Tenant's expenditures; provided that in no event shall the award otherwise payable to Landlord be diminished in any manner by an amount allocated to Tenant.

                  17.       Insurance Proceeds, Claims Settlement.

                            (a)    In the event of loss or damage to the
Demised Premises, Tenant shall promptly notify Landlord thereof in writing and shall prepare and present timely claims (unless Tenant is at the time self-insuring the risk for which such claim would be presented) to the appropriate insurers on behalf of Tenant, Landlord and Landlord's mortgagee. Tenant shall adjust and settle such non-self-insured claim, provided that if Tenant has failed to settle such claims within three (3) years of the event of loss or damage, then Landlord and/or its mortgagee shall have the right to adjust and settle such claims. At any time Kmart does not meet the Net Worth Standard and the claim for damage to the Demised Premises involves net proceeds of more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), no settlement shall be made without Landlord's consent, which will not be unreasonably withheld or delayed, and Landlord and its mortgagee shall be entitled to participate in the adjustment process.

                            (b)    In the event the net proceeds of any such
claim are not in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), such proceeds shall be payable to Tenant. In the event the net proceeds are in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and Kmart does not meet the Net Worth Standard, such sum shall be paid to Note Trustee, or at such time as Landlord's Debt is no longer outstanding, to such other person mutually agreeable to Landlord and Tenant (herein called the "Proceeds Trustee") as trustee for Landlord and Tenant and disbursed in the manner hereinafter provided. Insurance proceeds shall be deposited in an interest bearing account and shall be distributed to Tenant upon progress of completion of restoration, repair, replacement or rebuilding, provided no Event of Default has occurred and is continuing hereunder. Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee upon receipt by Landlord and Proceeds Trustee of the following:

                            (1) A certificate signed by Tenant, dated not more than thirty (30) days prior to the application for such disbursement, setting forth in substance the following:

                                (i)        that the sum then requested to be
                            disbursed either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered and furnished certain labor and materials for the work; giving a brief description of such services and materials and the principal subdivisions or categories thereof and the amounts so paid or due to each of said persons in respect thereof, and stating the progress of the work up to the date of said certificate;

                               (ii) that the sum then requested to be disbursed, plus all sums previously disbursed, does not exceed the cost of the work as actually accomplished up to the date of such certificate;

                              (iii) that except for the amounts, if any, stated in said certificate pursuant to the foregoing clause (i) of this paragraph to be due for services or materials, there is no outstanding indebtedness known to the person signing the certificate, after due inquiry, which is then due and payable for work, labor, services and materials in connection with the work, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's statutory or similar lien upon Tenant's leasehold estate or Tenant's or Landlord's interest in the Demised Premises or any part thereof;

                               (iv) that all materials and all property described in the certificate are free and clear of all liens and encumbrances; and

                                (v)        that the amount remaining in the
                            possession of the Proceeds Trustee after disbursement of the sum then requested at least equals the estimated unpaid costs to complete work (and if insufficient funds remain, Tenant shall deposit additional funds with the Proceeds Trustee sufficient to enable Tenant to make the foregoing certification).

                            (2) Evidence reasonably satisfactory to the Proceeds Trustee and Landlord showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Demised Premises or any part thereof any vendor's, mechanic's, laborer's or materialmen's statutory or similar lien which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be disbursed, or affirmative title insurance coverage over such liens.

                            (3) Lien waivers from each person entitled to a mechanics' or materialmen's lien against the Premises by reason of such work, or affirmative title insurance over all such inchoate liens.

                            Upon compliance with the foregoing provisions, the
                     Proceeds Trustee shall, out of the deposited sums, disburse to the persons named in the certificate the respective amounts stated in said certificate to be due to them and/or shall disburse to Tenant the amount stated in said certificate to have been paid by Tenant.

                            (c)    At any time after the completion in full of
the work, the whole balance of the deposited sums not theretofore disbursed pursuant to the foregoing provisions of this Article 17 shall be disbursed to or upon the order of Tenant, upon receipt by the Proceeds Trustee of (1) a certificate signed by Tenant, dated not more than thirty (30) days prior to the application of such disbursement, setting forth in substance the following to the best knowledge of Tenant, after due inquiry, (i) that the work has been completed in full in compliance with this Lease; (ii) that all amounts which Tenant is or may be entitled to have disbursed under the foregoing provisions of this Article 17 on account of services rendered or materials furnished in connection with the work have been disbursed under said provisions, and (iii) that all amounts for whose payment Tenant is or may become liable in respect of the work have been paid in full except to the extent, if any, of any retainage and which retainage shall be applied to the final payments of the amounts due,
(2) a copy of the final plans and specifications of the improvements on the Demised Premises, which plans and specifications shall be delivered to Landlord, (3) an official search or a certificate of a title company reasonably satisfactory to the Proceeds Trustee showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Demised Premises or any part thereof, any vendor's mechanic's, laborer's or materialmen's statutory or similar lien which has not been discharged of record or for which affirmative insurance has not been provided, and (4) a final certificate of occupancy or equivalent governmental approval.

                            Any insurance proceeds remaining after completion
of the reconstruction as specified shall be paid to Tenant. If the conditions for the release of money to Tenant are not met after a period of three (3) years after the date of completion of reconstruction (such three-year period to be extended by the length of any delay caused by reasons beyond the control of Tenant), any funds held by the Proceeds Trustee shall be disbursed to Landlord.

                  18.       Use, Assignment and Subletting.

                            The Demised Premises may be used for any lawful
purposes except that no use may be made (whether by Tenant or any assignee or subtenant of Tenant or otherwise) which: (1) is a public nuisance, (ii) causes the Demised Premises to become "tax-exempt use property" within the meaning of
Section 168(h) of the Internal Revenue

Code, as amended, or any successor statute thereto ("Code") or "tax-exempt bond financed property" within the meaning of Section 168 (g)(5) of the Code, (iii) would void any certificate of occupancy required for the Demised Premises, (iv) makes it impossible to obtain or results in the cancellation of policies of insurance required by this Lease, (v) involves the mining or removal of any oil, gas or minerals which mining or removal is conducted from or through the surface of the Land, or (vi) increases the risk of environmental liability to Landlord; provided, however, (but without limiting Tenant's obligations under Articles 13 and 39) that any retail or office use shall not be deemed to increase the risk of environmental liability for purposes of this provision. Notwithstanding the foregoing use restrictions, any use of the Demised Premises in violation of subsection (v) above by an unrelated third party not acting at the direction, under the control or with the permission of Tenant shall not give rise to a default hereunder but, in such event, Tenant shall be required to make a Tenant's Purchase Offer in accordance with Article 41 hereof.

                            Tenant may assign this Lease or sublet the whole or
any part of the Demised Premises provided that Tenant shall remain fully and primarily liable for the performance of Tenant's obligations hereunder. Tenant's liability hereunder shall continue notwithstanding the rejection of this Lease or any sublease of this Lease pursuant to Section 365 of Title 11 of the United States Code or any similar law relating to bankruptcy, insolvency, reorganization or the rights of creditors, which arises subsequent to such assignment. In the event Tenant assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding, a new lease identical to this Lease shall be reinstituted as between Landlord and Tenant without further act of either party. Nothing herein shall be construed to permit Tenant to mortgage, pledge, hypothecate or encumber in any manner or nature whatsoever Tenant's interest under this Lease in whole or in part. Tenant shall provide notice to Landlord of such assignment or sublease within fifteen (15) days prior to the effective date thereof.

                  19.       Signs.

                            (a)    The Demised Premises shall be referred to
only by such designation as Tenant may indicate. Landlord expressly recognizes that the service mark and trademark "Kmart" is the valid and exclusive property of Tenant, and Landlord agrees that it shall not either during the term of this Lease or thereafter directly or indirectly contest the validity of said mark "Kmart," or any of Tenant's registrations pertaining thereto in the United States or elsewhere, nor adopt or use said mark or any term, word, mark or designation which is in any aspect similar to the mark of Tenant. Landlord further agrees that it will not at any time do or cause to be done any act or thing directly or indirectly, contesting or in any way impairing or tending to impair any part of Tenant's right, title and interest in the aforesaid mark, and Landlord shall not in any manner represent that it has an ownership interest in the aforesaid mark or registrations therefor, and specifically acknowledges that any use thereof pursuant to this Lease shall not create in Landlord any right, title or interest in the aforesaid mark.

                            (b)    Tenant shall have the option to erect,
subject to applicable Laws and matters of title to which this Lease is subordinate, and at its sole cost and expense, upon any portion of the Demised Premises signs of such height and other dimensions, bearing such legend or inscription as Tenant shall determine. Tenant shall have the option to utilize the lighting standards in the parking lot for advertising purposes by attaching, or causing to be attached, signs advertising any and all products and services as Tenant shall elect provided same are in compliance with all applicable Laws. Provided no Event of Default hereunder has occurred and is continuing, Tenant shall be entitled to remove any signs, billboards or posters to which it has not consented in writing and to prohibit the same to be displayed on any portion of the Demised Premises.

                  20.       Ingress and Egress; Liens.

                            Landlord represents and warrants that it will not
interfere with the ingress and egress facilities to the adjoining public streets and highways in the number and substantially in the locations as in existence on the date hereof as depicted on Exhibit B.

                            Tenant covenants and agrees that it shall not,
during the Lease Term, directly or indirectly create, incur, assume, suffer or permit any lien on or with respect to the Demised Premises or any part thereof, any Rent, title thereto or interest therein except for Permitted Liens (as herein defined). Tenant shall promptly, but no later than thirty (30) days after the attachment thereof, at its own expense, discharge or eliminate or bond in a manner satisfactory to Landlord any such lien. In the event such lien is not so discharged, eliminated or bonded, Landlord may pay and discharge the same and relieve the Demised Premises therefrom, and Tenant agrees to repay and reimburse Landlord upon demand for the amount so paid by Landlord together with interest thereon at the Default Rate.

                            "Permitted Liens" shall mean (a) the respective
rights and interests of Tenant, Landlord, Owner Participant, Remainder Purchaser, Note Trustee, Bond Trustee, the Issuer, each REMIC (as defined in the Bond Indenture) and any holder of a lien for the benefit of the holders of Landlord's Debt as provided in the Operative Documents; (b) Lessor Liens and Remainder Purchaser Liens (as defined below); (c) liens for taxes and assessments that either are not yet due and payable or are being contested in good faith and by appropriate proceedings diligently conducted, so long as such proceedings do not (i) subject the Demised Premises or interest therein to foreclosure, forfeiture or loss or result in the sale of the Demised Premises or interest therein, (ii) materially interfere with the use, possession or disposition of the Demised Premises or interest therein, (iii) interfere with the payment of Rent or (iv) involve any risk of loss of the priority of the lien of the Note Indenture; (d) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising after the date hereof in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any risk of the sale, forfeiture or loss of any part of the Demised Premises, the Trust Estate, title thereto or any interest therein and shall not materially interfere with the use, occupancy or disposition of the Demised Premises or the Trust Estate or interfere with the payment of Rent or involve any risk of loss of the priority of the lien of the
Note Indenture; (e) Liens arising after the date hereof out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted diligently and in good faith and which either have been bonded to the satisfaction of Landlord and Note Trustee or the enforcement of which has been continuously stayed pending such appeal or review; (f) easements, rights-of-way, reservations, servitudes and rights of others against the Land which (i) are defined as Permitted Exceptions in the Purchase Agreement or (ii) are granted pursuant to the specific provisions of the Lease; and (g) assignments, leases and subleases expressly permitted by the Operative Documents.

                            For purposes of this Lease, "Remainder Purchaser
Liens" shall mean Liens on or against the Property, the Lease or any payment of Rent (a) which result from any act of, or any claim against, Remainder Purchaser unrelated to the transactions contemplated by the Purchase Agreement or which result from any violation by Remainder Purchaser of any of the terms of the Operative Documents or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by Remainder Purchaser, the payment of which is not the obligation of Tenant or Kmart under the Operative Documents.

                  21.       Tenant Defaults.

                            The following shall constitute an Event of Default
by Tenant under this Lease (each, herein referred to as an "Event of Default"):
(i) failure to pay any installment of Basic Rent within five (5) days after notice to Tenant and Kmart the same is due; (ii) failure to make any payment constituting Additional Rent within fifteen (15) days after notice of non-payment to Tenant and Kmart; (iii) failure to maintain any insurance required to be maintained hereunder, (iv) Tenant's failure to perform any of its other covenants or obligations under this Lease or Kmart's failure to perform any of its covenants or obligations under the Master Indemnification Agreement or Sections 12E, 12F and 12H of the Purchase Agreement within thirty
(30) days after notice thereof to Tenant and Kmart provided that any non-monetary default that is curable but is not susceptible to a cure within thirty (30) days shall not be deemed a default if a cure is commenced within thirty (30) days after notice and is diligently pursued thereafter; provided further that in no event shall such cure period for a non-monetary default exceed one hundred and eighty (180) days; (v) the filing of an insolvency, debtor's rights, bankruptcy or similar proceeding with respect to Tenant or by Kmart either voluntarily or involuntarily or Tenant or by Kmart is adjudicated bankrupt or makes a general assignment for the benefit of its creditors, which in the case of an involuntary petition is not dismissed within ninety (90) days after the date of filing; and (vi) any breach of a representation by Tenant in this Lease or by Kmart in the Purchase Agreement or in any certificate expressly required to be delivered pursuant hereto or thereto which (A) shall be incorrect when discovered and shall have a material adverse affect on Landlord, Owner Participant or Landlord's interest in the Property, or (B) is a material breach of a representation in the Purchase Agreement relating to Kmart's financial condition, and which in either case shall not have been cured within thirty (30) days after receipt of written notice by Tenant and Kmart from Landlord, unless the default is curable and Tenant or Kmart shall be diligently proceeding to correct such failure; provided that in no event shall such cure period extend beyond one hundred eighty (180) days from the date of such notice.

                            Notwithstanding anything stated herein to the
contrary, to the extent any failure by Tenant or Kmart to perform any covenant or obligation or breach of a representation or warranty relates to a property other than the Demised Premises, it shall not give rise to an Event of Default hereunder.

                     22.    Landlord Remedies.

                            If an Event of Default has occurred and is
continuing beyond any applicable cure periods, Landlord shall be entitled to:

                            (a)    Re-enter the Demised Premises without
terminating the Lease and remove Tenant from possession of the Demised Premises and all of Tenant's property therefrom at Tenant's expense, and Tenant shall remain liable for the equivalent of the amount of rent reserved for the balance of the Lease Term less the avails of reletting by Landlord, if any, after deducting therefrom the reasonable cost of arrears, alterations necessary to prepare for reletting and for leasing commissions payable in procuring the substitute lease and Tenant shall also be liable for and shall pay the Make-Whole Premium and Break Amount, if any, required to be paid by Landlord under Section 8.10(c) of the Note Indenture in the event Landlord shall have elected to purchase the Notes without terminating the Lease; or

                            (b)    Terminate this Lease and demand, by written
notice to Tenant specifying a date ("Final Payment Date") not earlier than ten
(10) days after the date of such notice, that Tenant pay to Landlord, and Tenant shall pay to Landlord, on the Final Payment Date, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Landlord's actual damages would be difficult to predict and the liquidated damages amounts below represent a reasonable approximation of such amount) (in lieu of Rent due after the Final Payment Date), an amount equal to the sum of
(A)(I) if the Final Payment Date is a Rent Payment Date, all accrued and unpaid Basic Rent payable in arrears and due and unpaid as of the Final Payment Date or (II) if the Final Payment Date is not a Rent Payment Date, the arrears Basic Rent accrued as of such Final Payment Date (it being understood, in the case of clauses (I) and (II) above, that Tenant shall pay when due any Basic Rent in arrears due on a Rent Payment Date which occurs on or after the Event of Default but prior to the Final Payment Date), plus (B) all Additional Rent due and payable, plus (C) all other amounts due on Landlord's Debt as of the Final Payment Date (including an amount equal to any Make-Whole Premium and Break Amount) which shall not be covered by payments made pursuant to clauses (A) or
(B) above or (D) below, plus (D) whichever of the following amounts Landlord, in its sole discretion, shall specify in such notice (together with interest on such amount at the Default Rate from the Final Payment Date specified in such notice to the date of actual payment):

                         (i) an amount equal to the excess, if any, of the Termination Value for the Demised Premises computed as of the Final Payment Date, over the fair market sales value of the Demised Premises as of the Final Payment Date (such fair market sales value to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten (10) days after such notice, by an appraisal);

                        (ii) an amount equal to the excess, if any, of the Termination Value for the Demised Premises computed as of the Final Payment Date over the present value of the fair market rental value for the Demised Premises for the balance of the Lease Term discounted semiannually at a six percent (6%) annual interest rate (such fair market rental value to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten (10) days of such notice, by an appraisal);

                       (iii) an amount equal to the excess of (A) the present value as of the Final Payment Date of all installments of Basic Rent through the end of the Base Term or the then applicable renewal term, discounted semiannually at a six percent (6%) annual interest rate over (B) the present value as of such Final Payment Date of the fair market rental value of the Demised Premises (such fair market rental value to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten (10) days of such notice, by an appraisal) through the end of the Base Term or the then applicable renewal term, discounted semiannually at a six percent (6%) annual interest rate; or

                        (iv) an amount equal to the greater of (A) Termination Value determined as of the Final Payment Date,
                     (B) the discounted Basic Rent computed as of the Final Payment Date as set forth in clause (iii) of this Article and (C) the fair market sales value computed as of the Final Payment Date as set forth in clause (i) of this Article.

                                   Upon payment of the amounts set forth in
                     clauses (A), (B), (C) and subsection (iv) of clause (D) of this Article 22, Landlord shall convey to Tenant all of Landlord's right, title and interest in and to the Demised Premises, without recourse or warranty, subject to all matters of record other than Lessor Liens.

                  23.       Bankruptcy.

                            If an Event of Default described in Article 21(v)
occurs, then Landlord may terminate this Lease by giving notice to Tenant and Kmart of its intention so to do; provided, however, neither bankruptcy, insolvency, an assignment for the benefit of creditors nor the appointment of a receiver shall affect this Lease or permit its termination so long as the covenants on the part of Tenant to be performed shall be performed by Tenant or Kmart or a person or entity claiming under Tenant or Kmart. In the event Basic Rent and Additional Rent are not paid as herein provided after the filing of a petition in bankruptcy or any arrearage in Rent is not made whole, the Lease shall be immediately terminated and Landlord shall be free to pursue its remedies set forth in Article 22.

                  24.       Covenant of Title.

                            Landlord covenants that it and any person
rightfully claiming by, through or under Landlord, shall not interfere with Tenant's quiet enjoyment and use of the Demised Premises and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto during the Lease Term, provided that no Event of Default shall have occurred and be continuing.

                  25.       Landlord Exculpation.

                            Anything to the contrary in this Lease
notwithstanding, the covenants contained in this Lease to be performed by Landlord shall not be binding personally, but instead said covenants are made for the purpose of binding only all of Landlord's right, title and interest in and to the Demised Premises and the Option Agreement (as defined in the Purchase Agreement) with respect to the Land and Landlord shall have no liability under this Lease in excess of, and Tenant shall have no recourse against

Landlord except with respect to, Landlord's interest in the Demised Premises and the Option Agreement.

                  26.       Remedies Cumulative.

                            To the extent permitted by, and subject to the
mandatory requirements of, applicable Laws, each and every right, power and remedy herein specifically given to Landlord or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Landlord. No delay or omission by Landlord in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Tenant or to be an acquiescence therein. Landlord's consent to any request made by Tenant shall not be deemed to constitute or preclude the necessity for obtaining Landlord's consent, in the future, to all similar requests. No waiver by Landlord of any default shall in any way be, or be construed to be, a waiver of any future or subsequent default.

                  27.       Estoppel Letters.

                            Tenant will execute, acknowledge and deliver to
Landlord, within fifteen (15) days of a good faith request by Landlord and Landlord will execute, acknowledge and deliver to Tenant, within fifteen (15) days of a good faith request by Tenant a certificate in the form attached hereto as Exhibit E and incorporated by reference herein executed by an authorized officer of Tenant or Landlord, certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) that Tenant has accepted possession of the Demised Premises and the date on which the Lease Term commenced and will expire; (c) as to the amount of any prepaid Rent or any credit due to Tenant hereunder; and (d) as to whether, to the best of such party's knowledge, information and belief, the requesting party is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (e) as to any other fact or condition reasonably requested by the requesting party.

                  28.       Condition of Premises at Termination.

                            (a)    Unless the Demised Premises have been
purchased by Tenant pursuant to Articles 3, 5, 15, 16, 18 or 22, at the expiration or earlier termination of the Lease Term Tenant shall surrender the Demised Premises to Landlord or its designee, together with all alterations, additions and improvements then existing thereon, in good order and condition except for ordinary wear and tear consistent with the provisions of Articles 10 and 20 hereof and free and clear of all liens or encumbrances of any type whatsoever, except for Permitted Liens of the type specified in clauses (a),
(b), (e) (but only if such liens have been bonded) and (f) of the definition of "Permitted Liens" in Article 20 hereof, and such other liens or encumbrances for which Tenant has provided assurance of full payment or complete discharge and adequate assurance that such lien will not impair the fair market value of the Demised Premises to Landlord or its designee to Landlord's and such designee's satisfaction. All furniture and trade fixtures installed in said buildings at the expense of Tenant or other occupant shall remain the property of Tenant or such other occupant and shall be removed by Tenant at its expense prior to the expiration or earlier termination of the Lease; provided, however, Tenant shall, at any time and from time to time during the Lease Term, have the option to relinquish its property rights with respect to such trade fixtures, which option shall be exercised by notice of such relinquishment to Landlord, and from and after the exercise of said option the property specified in said notice shall be the property of Landlord.

                            (b)    With respect to environmental matters, not
more than one hundred eighty (180) days nor less than sixty (60) days prior to the expiration or upon the earlier termination of the Lease Term, Tenant shall, at its sole cost and expense, provide to Landlord an environmental site assessment report, concerning a site assessment which shall be performed by a reputable environmental consultant selected by Tenant and satisfactory to Landlord, in its reasonable discretion, stating that it appears that Hazardous Materials (as defined in Article 39) have not been generated, produced, manufactured, processed, distributed, maintained, used, handled, treated, managed, stored, contained, recycled, transported, released, emitted, discharged, deposited or disposed of on, in, to or from the Demised Premises other than in compliance with applicable Environmental Laws. If such is not the case, the report shall set forth recommendations for such additional investigation or remedial or other response action relating to the Demised Premises as may be deemed necessary or advisable by the consultant. If any reporting requirements must be complied with under applicable Environmental Laws with respect to the Demised Premises, then it shall be the sole responsibility and cost of Tenant to comply with these requirements. In the event the report recommends any investigation or remedial or other response action, it shall be Tenant's obligation, at Tenant's sole cost and expense, to timely develop and implement in compliance with all relevant Environmental Laws such remedial action plan. If it is required by applicable Environmental Laws, such remedial action plan shall be submitted by Tenant to the appropriate governmental agency for review and approval. Any investigation, recommendations for remedial or other response, or remedial action plan shall include, but shall not be limited to, plans for full response, remediation, cleanup, removal, containment, restoration or other corrective action, and the protection, or mitigative action associated, as appropriate, with the protection of natural resources including wildlife, aquatic species, and vegetation associated with the Demised Premises, as required by applicable Environmental Laws.

                     29.    Notices.

                            Notices required under this Lease shall be in
writing and shall be deemed to be properly served on receipt thereof if sent by certified or registered mail to Landlord at the following address (include fax and telephone number):

                            Shawmut Bank Connecticut,
                              National Association
                            777 Main Street
                            Hartford, Connecticut 06115
                            Telephone No. (203) 722-9079
                            Telecopy No. (203) 240-7920
                            Attn:  Corporate Trust Administration
with a copy to:

          William G. Rock, Esq.
          Shipman & Goodwin
          One American Row
          Hartford, Connecticut  06103
          Telephone No. (203) 251-5000
          Telecopy No. (203) 251-5199

or to Tenant at the following address (include fax and telephone number):

          Kmart Corporation
          3100 West Big Beaver Road
          Troy, Michigan 48084
          Attn:  Vice President - Real Estate
          Telephone No. (810) 637-8950
          Telecopy No. (810) 643-2689

with a copy to:

          Zan M. Nicolli, Esq.
          Dickinson, Wright, Moon, Van Dusen & Freeman
          525 North Woodward Avenue
          Bloomfield Hills, Michigan 48304
          Telephone No. (810) 433-7200
          Telecopy No. (810) 433-7274

or to any subsequent address which Tenant or Landlord shall designate for such purpose in writing in accordance with this Article. Notices sent by overnight delivery or by hand delivery shall be deemed received upon delivery. Notices sent by facsimile machine shall be deemed received one (1) day after facsimile transmission provided that telephonic confirmation is received of the transmission.

                  30.       Notice of Environmental Matters.

                            Tenant shall provide Landlord with prompt written
notice of any pending Environmental Claim in connection with the Demised Premises. Tenant also shall provide Landlord with prompt written notice of any threatened Environmental Claim in connection with the Demised Premises made by a reputable environmental group. All such notices shall describe in detail the nature of the Environmental Claim and Tenant's response thereto. In addition, Tenant shall promptly provide to Landlord copies of all written communications with any governmental authority relating to any Environmental Law in connection with the Demised Premises. Tenant shall promptly provide such reasonably detailed reports of any such Environmental Claims as may be reasonably requested by Landlord.

                            Tenant shall provide Landlord with prompt written
notification of any known (i) violation or non-compliance with any applicable Environmental Law with respect to the Demised Premises, and (ii) release of Hazardous Materials on, in, at or from the Demised Premises which is required to be reported to any governmental agency pursuant to applicable Environmental Laws. Tenant shall also promptly provide Landlord with copies of all correspondence, reports and other documentation relating to such violation or release and Tenant's remedial or response action.

                  31.       Entry by Landlord.

                            From time to time during the term of this Lease,
Landlord shall have the right during normal business hours after twenty-four
(24) hours' notice to Tenant or without notice in the event of emergency or if an Event of Default shall have occurred and is continuing to enter the Demised Premises for the purpose of: (i) inspecting the condition of the Demised Premises, (ii) showing the Demised Premises to prospective purchasers or mortgagees, (iii) inspecting for compliance with such matters as Tenant is obligated for (including compliance with Environmental Laws), (iv) advertising the Demised Premises for rent or sale during the final year of the Base Term or any renewal term or in accordance with Article 22. Landlord acknowledges and agrees that Landlord will not interfere with the conduct of Tenant's business to the extent reasonably practicable in re-entering the Demised Premises for the purposes set forth herein.

                  32.       Captions and Definitions.

                            Captions of Articles of this Lease are solely for
convenience of reference and shall not in any way limit or amplify the terms and provisions thereof. The necessary grammatical changes which shall be required to make the provision of this Lease apply (a) in the plural sense if there shall be more than one Landlord, and (b) to any landlord which shall be either a corporation, an association, a partnership, or an individual, male or female, shall in all instances be assumed as though in each case fully expressed.

                  33.       Successors and Assigns.

                            The conditions, covenants and agreements contained
in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. All covenants and agreements of this Lease shall run with the Land.

                  34.       Severability.

                            If any one or more of the provisions contained
herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

                  35.       Independent Covenants.

                            The covenants of Landlord and Tenant herein are
independent and several covenants and the performance of any covenant is not conditioned upon the performance or compliance with any other covenant of this Lease.

                  36.       Choice of Law.

                            This Lease shall be construed and enforced in
accordance with the laws of the state where the Demised Premises are located without regard to provisions governing conflict of laws. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

                  37.       Waiver and Modifications.

                            The failure of either party to insist in any one or
more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any rights, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such agreements, terms, covenants, conditions or obligations of this Lease or of the right to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. This Lease may be changed or amended only by a writing signed by the party against whom enforcement thereof is sought.

                  38.       Memorandum of Lease.

                            The parties hereto have simultaneously with the
execution and delivery of this Lease executed and delivered a memorandum of Lease in form and content mutually agreeable to Landlord and Tenant which Tenant shall at its sole expense cause to be recorded.

                  39.       Hazardous Materials.

                            For purposes of this Lease, Hazardous Materials are
defined as (i) "hazardous substances," as defined by CERCLA, as amended from time to time and any regulations promulgated thereunder; (ii) "hazardous wastes," as defined by RCRA, as amended from time to time and any regulations promulgated thereunder; (iii) any pollutant or contaminant or hazardous, restricted, dangerous or toxic chemicals, materials, wastes or substances within the meaning of any Environmental Law; (iv) any chemical, material, substance, or waste, the presence, use, generation, treatment, release, emission, discharge, transport, storage, or disposal of which is now or hereafter prohibited, limited or regulated by any Environmental Law; (v) any substance, material, product, chemical, derivative, compound, mixture, mineral, waste, gas, medical waste, contaminant or pollutant which would require investigation, response or remediation as a result of any public or private action brought pursuant to any Environmental Law; and (vi) any radioactive material, asbestos in any form or condition, petroleum or petroleum products, flammable explosives, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas.

                            Tenant agrees that, except for oil, batteries and
other household products typically and customarily sold in the Kmart stores (or any of the stores of any subsidiaries of Kmart which are subsidiaries on the date hereof) in the ordinary course of its business in compliance with applicable Environmental Laws, it shall not cause or permit any Hazardous Material to exist on or be brought upon, generated, produced, manufactured, processed, distributed, maintained, handled, treated, managed, contained, recycled, transported, deposited, used, stored, released, disposed of, emitted or discharged from, at, on or to the Demised Premises during the term of this Lease. Subject to the foregoing agreement of Tenant, oil, batteries and other household products typically and customarily sold in Kmart stores (or any of the stores of any subsidiaries of Kmart which are subsidiaries on the date hereof) in the ordinary course of its business shall be maintained, generated, produced, manufactured, processed, distributed, used, handled, treated, managed, stored, contained, recycled, transported, released, emitted, discharged, deposited or disposed of on, to, from, or at the Demised Premises in compliance with applicable Environmental Laws.

                            Tenant shall assume any and all costs and expenses
incurred in connection with, and shall promptly and diligently undertake, any investigation of site conditions or any clean up, response, remedial, removal, containment, corrective action or restoration work required pursuant to any applicable Environmental Law or by any federal, state or local government or political subdivision thereto because of Hazardous Material present in, on, under or at the soil, surface water, ground water, sediment, air or any other media associated with the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material at the Demised Premises results in contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous Material to the Demised Premises, provided, however, that in the event the Demised Premises are contaminated by a release from a source not upon the Demised Premises, Tenant shall not be obligated promptly to undertake any remedial action, unless otherwise required to do so pursuant to applicable Environmental Laws. Without limiting Tenant's obligations hereunder, Tenant may seek environmental response costs from any third party not a party to this Lease or the Purchase Agreement (and not related to any party to this Lease or the Purchase Agreement), and Landlord shall cooperate to a reasonable extent in any such effort.

                  40.       Private Company Financial Status.

                            In the event that at any time during the term of
this Lease Kmart is no longer a publicly traded company, annual audited financial statements prepared in accordance with generally accepted accounting principles shall be submitted to Landlord within one hundred twenty (120) days after the end of Kmart's fiscal year during the term of the Lease.

                  41.       Tenant's Purchase Offer.

                            (a)    At any time that a Tenant's Purchase Offer
shall have been made pursuant to Articles 3, 15, 16 or 18 of this Lease, Landlord shall notify Tenant within seventy (70) days of Tenant's Purchase Offer whether Landlord accepts or rejects such offer. Failure by Landlord to notify Tenant of Landlord's election within such seventy (70) day period shall be deemed acceptance of Tenant's Purchase Offer.

                            (b)    In the event Landlord accepts Tenant's
Purchase Offer and subject to the satisfaction of the conditions set forth in this Article 41, the Lease shall terminate on the next scheduled Rent Payment Date occurring not less than one-hundred (100) days from the date of Tenant's Purchase Offer ("Purchase Offer Termination Date"). On the Purchase Offer Termination Date, Tenant shall pay to Landlord (or in the case of Additional Rent to Landlord or the person entitled thereto) an amount equal to the sum of (A) the Termination Value of the Demised Premises determined as of the Purchase Offer Termination Date, (B) all Basic Rent due and unpaid to and including the Purchase Offer Termination Date (other than any portion of Basic Rent payable in advance on the Purchase Offer Termination Date), plus (C) all Additional Rent owing by Tenant to and including the Purchase Offer Termination Date (other than any portion payable in advance on the Purchase Offer Termination Date). In addition, any Basic Rent paid in advance and not yet accrued as of the Purchase Offer Termination Date shall be refunded to Tenant on such date.

                            On the Purchase Offer Termination Date, and subject
to the receipt by Landlord of the amounts specified in the preceding paragraph, Landlord shall convey all of its right, title and interest in and to the Demised Premises by limited warranty deed in an "as is" condition without warranty, except that the Demised Premises shall be free and clear of Lessor Liens.

                            Tenant shall pay, on an After-Tax Basis (as defined
in the Master Indemnification Agreement), all costs and expenses incurred in connection with the sale of the Demised Premises to Tenant pursuant to Tenant's Purchase Offer, including, without limitation, real estate transfer taxes. In addition, in the event of a sale pursuant to Articles 3, 15, 16 and 18 hereof, Tenant shall also pay an amount equal to the Make-Whole Premium and Break Amount, if any, as defined in the Note Indenture.

                            (c)    In the event Landlord rejects Tenant's
Purchase Offer, on the Purchase Offer Termination Date Tenant shall pay to Landlord (or in the case of Additional Rent to Landlord or the person entitled thereto) an amount equal to the sum of clauses (B) and (C) of the second sentence of paragraph (b) above, plus in the case of Articles 15, 16 and 18 an amount equal to the Make-Whole Premium and Break Amount, if any, and the Lease shall thereupon terminate. Any Rent and other charges paid in advance and not yet accrued as of the Purchase Offer Termination Date shall be refunded to Tenant on such date.

                     42.    Property Substitution.

                            (a)    At any time Tenant shall be entitled or
required to acquire the Demised Premises pursuant to Articles 3, 5, 15, 16 and 18 hereunder, Tenant shall be entitled in lieu thereof to substitute a property for the Demised Premises provided that (i) the fair market value of the substitute property as determined by appraisal procedures set forth in Article 46 hereof shall be not less than the greater of (1) the fair market value of the Demised Premises immediately prior to the event which gave rise to the substitution and (2) the applicable Termination Value; (ii) the useful life of the substitute property shall be not less than the useful life of the Demised Premises immediately prior to the event which gave rise to the substitution;
(iii) the representations and warranties of Kmart made with respect to the Demised Premises shall be remade and true with respect to the substitute property on the effective date of substitute; and (iv) an environmental due diligence report, survey and title report, each in form and substance satisfactory to Landlord and Note

Trustee, concerning the land and property to be substituted, shall have been provided in sufficient time for appropriate review by Landlord and Note Trustee prior to the effective date of such substitution. In the event a Phase I environmental due diligence report recommends further environmental analysis in connection with the substitute property, Tenant shall determine in its sole discretion whether to undertake such further analysis or to substitute another property for the Demised Premises, pursuant to the terms of this paragraph.

                            (b)    On the substitution date, the substitute
property will be subjected to the terms and conditions of this Lease and Landlord shall convey all of its right, title and interest in and to the Demised Premises to Tenant by limited warranty deed in an "as is" condition except that it shall be free and clear of Lessor Liens, upon satisfaction of the conditions set forth in sections 10(C), (D), (E), (J), (M), and (O) of the Purchase Agreement and upon delivery by Tenant to Landlord of all of the following:

                        (i) those documents with respect to the substitute property which are set forth in Sections 9(A)(1), (2), (3), (4), (5), (6), (10), (13), (14) and
                     (15) of the Purchase Agreement.

                        (ii) an amendment to this Lease and any memorandum hereof duly executed and acknowledged in form and substance reasonably satisfactory to Landlord and Tenant to replace the description of the Land with the description of all land included in the substitute property and make such other changes herein as may be reasonably necessary or appropriate under the circumstances; provided, however, that in no event shall the Basic Rent be reduced, deferred or abated;

                        (iii) a copy of a final as-built survey of the substitute property, dated a recent date, reasonably satisfactory in form and substance to Landlord and meeting the survey requirements for the Demised Premises set forth in the Purchase Agreement;

                        (iv) counterparts of an ALTA owner's and loan policies of title insurance (or such other form of loan policy as may be prescribed by statute in a particular state) covering the substitute property (or the valid, binding, unconditional commitment therefor), dated the substitution date, in form and substance reasonably satisfactory to Landlord and Note Trustee, issued to them by a title insurance company reasonably satisfactory to Landlord;

                        (v) certificates of insurance, if any, required with respect to the substitute property pursuant to Articles 8 and 15 hereof;

                        (vi)       a copy of the appraisal required hereunder;
                     and

                        (vii) such other certificates, documents, opinions of counsel, surveys, certified copies of duly adopted resolutions of the respective boards of directors of Landlord and Tenant authorizing the substitution of the substitute property and the documents executed in connection therewith, and any other instruments as may be reasonably required by either of them.

                  43.       Landlord's Right to Cure Tenant's Default.

                            If Tenant shall fail to make any payment or perform
any act required to be made or performed under this Lease, Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may enter upon the Demised Premises for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant.
All sums so paid by Landlord and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with a late charge thereon (to the extent permitted by law) at the Default Rate (or at the maximum rate permitted by law, whichever is the lesser) from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand.

                  44.       No Merger of Title.

                            There shall be no merger of this Lease or of the
leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Demised Premises or any interest therein.

                  45.       Ownership of the Leased Property.

                            Tenant acknowledges that the Demised Premises are
the property of Landlord and that Tenant has only the right to the possession and use of the Demised Premises upon the terms and conditions of this Lease.

                  46.       Procedure for Appraisals.

                            In each instance under this Lease where an
appraisal shall be required (except with respect to an appraisal required by Article 22), such appraisal shall be conducted as follows:

                            (a)    The party desiring such appraisal shall give
notice to that effect to the other party, specifying therein the name and address of the person designated to act as appraiser on its behalf. Within fifteen (15) days after the service of such notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as appraiser on its behalf. If such party fails to notify the other party of the appointment of its appraiser within or by the time above specified, then the other party, on behalf of both, may apply to a court in the county where the Demised Premises is located for the appointment of such appraiser, and such party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment.

                            (b)    The appraisers so chosen shall meet within
ten (10) days after the second appraiser is appointed and if within thirty (30) days of such first meeting the two appraisers agree on the value which they have been appointed to determine, such agreed upon value shall be the appraised value for the purposes for which the appraisal was required. If within thirty (30) days after such first meeting the two appraisers shall be unable to agree upon such valuation within fifteen
(15) days thereafter they shall appoint a third appraiser who shall be competent and impartial. Within thirty (30) days after the appointment of such third appraiser, the third appraiser shall deliver its appraisal. With respect to the three appraisals, the appraisal most different from the average of the other two shall be discarded and such average shall be binding on Landlord and Tenant; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Landlord and Tenant.

                            (c)    In the event the two appraisers are unable
to agree upon the appointment of a third appraiser within fifteen (15) days after their being unable to agree upon a valuation, such third appraiser shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party may apply to the court as provided in paragraph (a) above.

                            (d)    Any appraiser appointed pursuant to this
Article shall be an appraiser who is a member of the American Institute of Real Estate Appraisers (or a successor organization), and shall have been doing business as such for a period of at least ten (10) years before the date of his appointment. All appraisers chosen or appointed pursuant to this Article shall be sworn fairly and impartially to perform their duties as such appraiser. In the event of the failure, refusal or inability of any appraiser to act, his successor shall be appointed within ten (10) days by the party who originally appointed him or in the event such party shall fail so to appoint such successor, or in the case of the third appraiser, his successor shall be appointed as provided in paragraph (a) above.

                            (e)    Unless otherwise expressly provided herein,
each party shall pay the fees and expenses of its respective appraiser and both shall share the fees and expenses of the third appraiser, if any. Each party shall be responsible for the fees and expenses of its own attorneys and other representatives. Photocopies of the reports of all appraisers shall be provided to all the parties. In rendering their decision, the appraisers shall have no power to modify or reform any of the provisions of this Lease.

                            (f)    In the event of an appraisal under Article
22, Landlord shall appoint an appraiser who meets the requirements of subparagraph (d) above.

                  47.       Survival of Tenant's Obligations.

                            No termination of this Lease shall relieve Tenant
of any of its liabilities and obligations hereunder arising or occurring prior to such termination, or any of its obligations under Article 7 which survive as set forth therein.

                  48.       Counterparts.

                            This Lease may be executed by the parties hereto in
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  49.       Liabilities of Landlord.

                            Landlord is entering into this Lease solely in its
capacity as owner trustee under the Trust Agreement and not in its individual capacity, and in no event whatsoever shall Shawmut Bank Connecticut, National Association (or any entity acting as successor trustee, co-trustee or separate trustee under the Trust Agreement) be liable on, or for any loss in respect of, any of Landlord's statements, representations, warranties, agreements or obligations (except those explicitly entered into in its individual capacity) hereunder or under any of the other Operative Documents, or any other document executed by Landlord in connection herewith for any reason whatsoever, all as to which the parties agree to look solely to the Trust Estate (as defined in the Purchase Agreement).

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


WITNESSES:                                        "LANDLORD"

                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION, a national
                                        banking association,
                                        not in its individual capacity,
                                        except as expressly stated herein,
                                        but solely as Owner Trustee


_____________________________           By:  _____________________________
                                             Robert L. Reynolds

                                           Its:  Assistant Vice President



                                        "TENANT"

                                        KMART CORPORATION, a Michigan
                                        corporation



_____________________________           By: ___________________________
                                            M. L. Skiles

                                          Its:  Senior Vice President


_____________________________

                                ACKNOWLEDGMENTS


STATE OF MICHIGAN)
                 ) SS
COUNTY OF WAYNE  )

                     The foregoing instrument was acknowledged before me this ____ day of December, 1993 by Robert L. Reynolds, the Assistant Vice President of Shawmut Bank Connecticut, National Association, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee under trust agreement of even date herewith, on behalf of said association.

                                         _______________________________________
                                         Notary Public, Wayne County
                                         State of Michigan
                                         My Commission Expires:





STATE OF MICHIGAN)
                 ) SS
COUNTY OF WAYNE  )

                     The foregoing instrument was acknowledged before me this ____ day of December, 1993 by M. L. Skiles, the Senior Vice President of KMART CORPORATION, a Michigan corporation, on behalf of the Corporation.


                                         _______________________________________
                                         Notary Public, Wayne County
                                         State of Michigan
                                         My Commission Expires:

                                   EXHIBIT A

                               Legal Description

                       [Exhibit A Intentionally Omitted]

                                   EXHIBIT B

                               Depiction of Site

                       [Exhibit B Intentionally Omitted]

                                   EXHIBIT C

                          Rents and Rent Payment Dates

                       [Exhibit C Intentionally Omitted]

                                  EXHIBIT C-1

                                Landlord's Debt

                      [Exhibit C-1 Intentionally Omitted]

                                  EXHIBIT C-2

                         Rental Adjustment Certificate

                      [Exhibit C-2 Intentionally Omitted]

                                   EXHIBIT D

                               Termination Value

                       [Exhibit D Intentionally Omitted]

                                   EXHIBIT E

                            Form of Estoppel Letter

                       [Exhibit E Intentionally Omitted]

                                  EXHIBIT 99.1



                             SCHEDULE OF MATERIALLY


                              DIFFERENT PROVISIONS



OWNER TRUST         GEOGRAPHIC
  NUMBER       LOCATION OF PROPERTY                   MATERIALLY DIFFERENT PROVISIONS
- -----------    ---------------------     ---------------------------------------------------------
   1993-1      Crescent City, CA                                   None.
   1993-2      Folsom, CA                                          None.
   1993-3      Watertown, NY                                       None.
   1993-4      Galesburg, IL                                       None.
   1993-5      Kenai, AK                                           None.
   1993-6      Fairbanks, AK                                       None.
   1993-7      Marina, CA                                          None.
   1993-8      Carmel Mt., CA            Imposes additional rental and performance obligations
                                         under the Ground Lease relating to such Property.
   1993-9      Manteca, CA                                         None.
   1993-10     Fairlea, WV                                         None.
   1993-11     Lorain, OH                                          None.
   1993-12     Yuma, AZ                                            None.
   1993-13     Ft. Myers, FL                                       None.
   1993-14     San Antonio, TX                                     None.
   1993-15     Tulsa, OK                                           None.
   1993-16     Austin, TX                                          None.
   1993-17     Forest Park, GA                                     None.
   1993-18     Santee, CA                                          None.
   1993-19     Moorpark, CA              Imposes additional rental and performance obligations
                                         under the Ground Lease relating to such Property.
   1993-20     Exmore, VA                                          None.
   1993-21     Tustin, CA                                          None.
   1993-22     Perris, CA                                          None.
   1993-23     Warwick, RI                                         None.
   1993-24     Sunrise, FL                                         None.